AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 2003

                           REGISTRATION NO. 333-102931

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                           POST EFFECTIVE AMENDMENT NO.2
                                       TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                PENN BIOTECH INC.
             (Exact name of registrant as specified in its charter)

British Columbia, Canada                        8731-26                                 N/A
(State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
incorporation or organization)         Classification Code Number)                    Number)


  16th Floor, 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8
                             Telephone: 604-683-0082
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent  for  Service:
Target  Group
520  -  177  Telegraph  Road
Bellingham,  WA
USA  98226
1-866-802-1222
(Name, address, including zip code, and telephone number, including area code, of agent of service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:
[ ]

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF     AMOUNT TO
   SECURITIES TO BE           BE             PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
      REGISTERED           REGISTERED     OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------  -------------  -----------------------------------------
Common stock, without
par value:                 4,000,000         $0.10 per share (1)           $400,000.00              $36.80


(1)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities A ct of 1933.
Monetary amounts are  shown in  US$'s unless   otherwise   indicated.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall there after become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                NOVEMBER 10, 2003
                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                                PENN BIOTECH INC.
       4,000,000 SHARES OF COMMON STOCK TO BE SOLD BY SELLINGS
	                             SHAREHOLDERS

The common shares to be sold by selling shareholders hereunder are being offered for sale by existing shareholders of Penn Biotech Inc. ('PBI'). One of these selling shareholders under this prospectus is an affiliated shareholder of PBI whose name is Seung Hee Oh, a manager of PBI The proceeds from the sale of shares by selling shareholders will not be for the benefit of PBI and PBI will receive no proceeds from these sales.



INVESTING  IN  OUR  COMMON  SHARES  INVOLVES RISKS. SEE "RISK FACTORS"
                              ON PAGE 8


The selling shareholders of Penn Biotech Inc. listed are page 11 under the caption "Selling Shareholders" Upon effectiveness of this registration
statement   the selling shareholders  will  offer  and  sell  the shares at a price of $ 0.10 per share until such time as our shares are quoted on the OTC bulletin Board and then thereafter at prevailing market prices or privately negotiated prices,

There are no pre-existing contractual agreements for any person to purchase the shares. We have made no selling arrangements for the sale of the securities offered in this prospectus.

PBI's common stock is not listed on a national securities exchange or the Nasdaq Stock Market. There can be no assurance that an active trading market for PBI stock will develop.

Purpose for filing this post effective amendment:
In our registration statement on Form F-1 as declared effective by the United States Securities and Exchange Commission on May 27, 2003, we listed Mr. Jorgensen as an officer of the Company. We believed that Mr. Jorgensen had accepted his position as Chief Financial Officer of the Company, when, in fact, he had not and he had never read, signed or approved any of Penn Biotech's filings. All references to Mr. Jorgensen as an officer of the Company have been removed from the registration statement in this post effective amendment.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY ISA CRIMINAL OFFENSE.

TABLE  OF  CONTENTS

                                                                           PAGE
PROSPECTUS  SUMMARY                                                           6
RISK  FACTORS                                                                 8
CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS                     10
USE  OF  PROCEEDS                                                            11
DETERMINATION  OF  OFFERING  PRICE                                           11
DIVIDEND  POLICY                                                             11
DILUTION                                                                     11
SELLING  SHAREHOLDERS                                                        11
PLAN  OF  DISTRIBUTION                                                       12
EXCHANGE  RATES                                                              12
CAPITALIZATION                                                               13
SELECTED  FINANCIAL  AND  OTHER  DATA                                        13
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION
     AND  RESULTS  OF  OPERATIONS                                            14
BUSINESS                                                                     15
MANAGEMENT                                                                   21
PRINCIPAL  SHAREHOLDERS                                                      22
DESCRIPTION  OF  SHARE  CAPITAL                                              23
SHARES  ELIGIBLE  FOR  FUTURE  SALE                                          24
TAX CONSIDERATIONS                                                           24
LEGAL  MATTERS                                                               28
EXPERTS                                                                      28
INFORMATION  AVAILABLE  TO  THE  PUBLIC                                      28
INDEX  TO  FINANCIAL  STATEMENTS                                             29

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT
   IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL
   TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY
   ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

					  [This Page Intentionally Left Blank]

                               PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding PBI and our common shares being registered in this prospectus and our historical financial statements included elsewhere in this prospectus. The following information should be read in conjunction with, and is qualified in its entirety by, the more detailed information and the Financial Statements (including the Notes there to) contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in PBI. You should read the entire prospectus carefully.

THE OFFERING

Common  stock  offered  by  selling  shareholders:             4,000,000  shares
Common  stock  outstanding  before  this  offering:           15,000,000  shares
Common  stock  to  be  outstanding  after  this  offering:    15,000,000  shares

OVERVIEW

Penn Biotech Inc. (hereinafter referred to as "Penn Biotech" or "PBI") intends to be a provider of seed potatoes(1) to the Canadian seed potato market. PBI was incorporated in British Columbia, Canada on the 23rd of October 2002. PBI is a development stage company with no revenue up to date and as of December 31st, 2002, PBI reported a net loss of $25,843. PBI is in the pre-production stage for the production of its seed potatoes. To produce early generation seed potatoes and provide them to Canada, PBI has done a preliminary research on the potato industry, especially the seed potato segment, in North America. PBI has a plan with regards to what products PBI will produce and what technology will be used for the production. Even before its incorporation, PBI was aware of the seed potato production technology developed by Korea Research Institute of Bioscience and Biotechnology (KRIBB) in South Korea and contacted KRIBB to acquire the right to use that technology. In December 2002, PBI entered into a license agreement with KRIBB and has acquired the exclusive right to use the technology in Korea, China, and Canada. Currently, Jai Woo Lee, the president of PBI, is negotiating various contracts for operational purposes, assessing future business opportunities and attracting potential investors. Seung Hee Oh, the only one employee of PBI, is coordinating the process of raising funds required to proceed on its operation and to conduct market survey. For the details of these activities, please see Current and Past Activities in Business section.(1) Seed potato:Seed potatoes are produced to be used for planting new crops of potatoes. Once cut into sets and planted, seed potatoes grow into tablestock potato varieties. Seed potatoes themselves are not intended for human consumption

PBI estimates that additional funding of $138,000 will be required to implement its business plan for the next 12 months. This required fund includes administrative expenses of $40,000 and lab operation expenses of $98,000. PBI intends to finance its administrative, start up and initial operation costs by the sale of its shares, other shareholder financings , and standard business trade financing. .No commitments to provide additional funds have been made by management, stockholders or anyone else,except for Mr. Jai Woo Lee. Jai Woo Lee, a president and CEO of PBI, will advance funds required for the minimized expenses for the next 9 months in the event of a failure of additional funding. However, there is no assurance that Mr. Lee will be able to provide these funds. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to PBI or at all. The absence of funding would make the successful completion of PBI's business plan doubtful.

PBI's goal is to be self-sufficient within three years and to then focus on expanding its market to supply PBI's seed potatoes to farmers and food processing companies in Canada. To reach its three-year goal, PBI intends to rely on the sale of its shares, other shareholder financings, and standard business trade financing.

CONTACT INFORMATION
Our principal executive offices are located at 16th Floor, 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8 and our telephone number is 604-683-0082.

PROCEEDS OF THIS OFFERING
The offering by the selling shareholders under this prospectus will be on a continuous and delayed basis.

PBI will not receive any of the proceeds from the sale of shares by our selling shareholders. The selling shareholders may offer and sell up to an aggregate of their 4,000,000 shares of common stock under this prospectus. The selling shareholders will offer and sell the shares at a price of $ 0.10 per share until such time as our shares are quoted on the OTC Bulletin Board and then thereafter at prevailing market prices or privately negotiated prices

The offering by the selling shareholders will begin after the registration statement that includes this prospectus becomes effective.

SUMMARY FINANCIAL AND OTHER DATA

The summary financial and other data set forth below should be read in conjunction with the financial statements of PBI including the notes thereto, and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' included in this prospectus. The statement of operations data set forth below for the fiscal period from inception October 23, 2002 to December 31, 2002 and the balance sheet data as of December 31, 2002 are derived from the December 31, 2002 audited financial statements of PBI included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster, a worldwide association of independent accounting and consulting practices. The partners of the Vancouver firm are members of The Canadian Institute of Chartered Accountants. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The auditor has issued their report with a caution that our financial statements have been prepared assuming that PBI will continue as a going concern and that PBI has had no operations and has no established sources of revenue and needs additional funds in order to complete its business plan. This raises substantial doubt about PBI's ability to continue as a going concern.

SUMMARY FINANCIAL DATA
The following tables summarize the statement of operations and balance Sheet data for our business.

                                                        PERIOD FROM INCEPTION
                                                         (OCTOBER 23, 2002)
                                                      THROUGH DECEMBER 31, 2002
STATEMENT  OF  OPERATIONS DATA:
Revenues                                                 $               0
Operating  Expenses                                      $          25,843
Net  Loss                                                $         (25,843)
Basic  loss  per  share                                  $           (0.12)
Weighted  average  common  shares  outstanding                     217,391

BALANCE SHEET DATA:                                    AS AT DECEMBER 31, 2002
Cash                                                     $          33,909
Total  Assets                                            $          59,489
Total  Liabilities  -  unsecured  debt                   $          75,704
Secured  debt                                            $               0
Guaranteed  debt                                         $               0
Shareholders'  Deficiency                                $         (16,215)

RISK  FACTORS

There are significant risks associated with an investment in PBI common stock. Before making a decision concerning the purchase of PBI securities, you should carefully consider the following factors and other information in this prospectus when you evaluate our business. The potential success of our business model must be considered in light of our status as a development stage company the material risks of which are described as follows.

WE APPOINTED AN OFFICER OF THE COMPANY WHO BELIEVED HE WAS NOT SO APPOINTED AND WE MAY BE LIABLE FOR CLAIMS AGAINST THE COMPANY BY PERSONS WHO RELIED ON SUCH PERSON BEING AN OFFICER.
We  may be in violation of Sections 12 (1) and 15 of the Securities Act of 1933,
Section  10(b)  (5)  of  the  Securities  and  Exchange  Act  of  1934  and  the
Sarbanes-Oxley Act of 2002 in our registration statement on Form F-1 which was declared effective by the United States Securities and Exchange Commission on May 27, 2003. Penalties for such violations may include revoking the order declaring the registration statement effective, rescission of the offering, or sanctions. There may also be joint and several liability of the control persons. We erroneously listed Mr. Ron Jorgensen as an officer of the Company and as a signatory to the registration statement. Although we believed Mr. Jorgensen to have accepted the position of Chief Financial Officer, he, in fact, had not. Certain persons may have relied upon the credentials and experience of Mr. Jorgensen when electing to purchase securities pursuant to the registration statement on Form F-1. To the extent such persons can prove reliance on Mr. Jorgensen's review of the registration statement, the Company may be liable for damages (the Company is unaware of any such individuals at the date of this post effective amendment). Should any future assessed damages be material, the viability of the Company as a going concern would be impaired.



BUSINESS  RISKS

WE  HAVE  NOT  COMMENCED  OPERATIONS
Since we have not begun operating, the prediction of future financial results is difficult and, in some cases, impossible. Furthermore, we believe that period -to-period comparisons of our financial results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that we are unable to generate revenues as anticipated, our results of operations and financial condition will be materially and adversely affected, and PBI may fail.

WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN WHICH COULD RESULT IN A LOSS FOR OUR INVESTORS
We may never become profitable. Since we have not begun operating, we are unable at this time to predict our potential to realize a profit. If we do achieve profitability at some point in the future, we cannot be certain that we will remain profitable or that profits will increase in the future. At this time, we have not commenced operations and expect to incur net losses for the foreseeable future. PBI's auditor has cautioned in its auditor's report dated January 31, 2003 for the period ended December 31, 2002 that PBI has had no operations and has no established sources of revenue and needs additional funds in order to complete its business plan. As of December 31st, 2002, PBI reported a net loss of $25,843. PBI intends to start Phase 2 of its business plan by July 2003 to take advantage of the 2004 growing season. PBI estimates that it will require $20,000 to complete Phase 1. PBI estimates that additional
funding of $138,000  will  be  required to  implement  its   business  plan for
the next 12 months and a total of $300,000 is required to cover the operation costs until PBI generates self sustaining revenues in 2005.This raises substantial doubt about its ability to continue as a going concern. In the event that the fund is not raised, PBI will significantly curtail its operation in order to minimize business expenses. Jai Woo Lee, a president and CEO of PBI, will advance funds of approximately $200,000, required for the minimized expenses for the next 9 months in the event that the fund is not raised. Regardless, there is no assurance that PBI will continue to operate if an additional funding is not materialized. For further discussion, see the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operation" below.

WE REQUIRE ADDITIONAL FUNDING SINCE WE EXPECT A NEGATIVE OPERATING CASH FLOW OVER THE NEXT 12 MONTHS
We expect to experience negative operating cash flow for the foreseeable future as a result of significant expenses amounting to $300,000 until PBI generates self sustaining revenues. These expenses will be used for lab rent, technician, periodic sterilization, chemicals for culture media, and mother plantlet. Accordingly, we will need to raise additional funds in the short-term in order to fund our business plan. We will need to raise the funds by offering and selling equity securities or convertible debt securities, which will cause the percentage of ownership of our shareholders to be reduced.

FUTURE ISSUANCE OF DEBT MAY CONTAIN CONTRACTUAL RESTRICTIONS THAT MAY CURTAIN IMPLEMENTATION OF OUR BUSINESS PLAN
We do not have any contractual restrictions limiting our ability to incur debt. Any significant indebtedness, however, could restrict our ability to fully implement our business plan. If we are unable to repay the debt, we could be forced to cease operating. For further discussion, see liquidity and capital resources in the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operation" below.

THE  EXPIRATION   OF  THE  PATENT  WHICH  WE  HAVE  LICENSED  MAY DECREASE  OUR
PROFITABILITY OR DESTROY OUR BUSINESS Our business is to be a producer and distributor of seed potatoes produced by a patented production system. PBI entered into an exclusive license agreement with Korea Research Institute of Bioscience and Biotechnology (KRIBB) for this patented production system on December 27, 2002. Territories covered under this agreement include Korea, China, and Canada, and the agreement is expired for each country on March 11, 2009, March 10, 2010, and March 1,2010, respectively. This geographic limitation applies to production and distribution of micro-tubers (the first stage of artificial seed potatoes). For further understanding, see the exhibit 10.1 License Agreement. In the case that we fail to become profitable before the expiration of our patent rights, we would be exposed to the risk of increased competition and could suffer a loss of revenue or higher than anticipated costs, which could seriously harm our operating results and ability to attract new business and retain existing business.

PBI MAY BE UNABLE TO GROW ITS PRODUCTS ON ASCALE SUFFICIENT TO WARRANT COMMERTIAL SALES
It is uncertain that PBI will find greenhouse contract farmers for its Minitubers (MNT) (small potatoes which are less than 1 1/2 inches in diameter) and field contract farmers for its field-planted seed potatoes with sufficient acreage. Even though PBI will find such contract farmers, there is no guarantee that the negotiation with those farmers will be successful. In such case, PBI may not be able to grow its products on a scale sufficient to warrant commercial sales.

WE MAY NOT ACHIEVE THE CUSTOMER BASE NECESSARY TO BECOME OR REMAIN PROFITABLE, WHICH DECREASES THE VALUE OF OUR STOCK
The seed potato industry is highly competitive. Most of our competitors have significantly greater financial, technical, product development and marketing resources than us. Our primary competitors for customers include Technico Pty. Limited, an Australian agri-biotechnology company, Quantum Tubers Corporation, a Wisconsin based company and Bon Accord elite seed potato centre, Canada's leading seed potato provider. Many of our competitors have substantial installed customer bases and the ability to fund significant production and marketing efforts. There can be no assurance that future competition will not have a material adverse effect on our results of operations, financial condition or business. For further discussion, see competition under the section of this prospectus entitled "Description of Business" below.

OUR PRODUCT COULD BE DESTROYED BY DISEASE, WHICH DECREASES OUR
OPPORTUNITY FOR A PROFITABLE  BUSINESS
Factors that may affect the quality of the seed tuber include the attack of pests and pathogens such as Potato Cyst Nematode and Columbia Root Knot Nematode. In the early stage of seed potatoes such as nuclear stock(1) and Pre-Elite there is almost zero percent disease tolerance within the stock.
Nuclear  stocks, including   plantlets  ( small  potato  plants ),  microtubers
(small potato tubers in the size of a pea) and minitubers (small potatoes which are less than 1 1/2 inches in diameter), are produced from potato
tissue  culture  material,  which has  been   tested in a laboratory.  PBI will
first   produce microtubers  and   plantlets  at  a   laboratory,  and   these
microtubers and plantlets are planted in greenhouses in the spring of the following year. From the greenhouses, minitubers, the last stage of nuclear stock seed potatoes, are harvested in the autumn that year and are planted in the field in the spring of the following year. In the autumn, the first field seed potatoes are harvested and called Pre-Elite seed potatoes. Tissue culture(2) and greenhouse cultivation will be strictly controlled and protected against such infections, but there is no assurance that there is no possibility of infection during the later multiplication stages.
(1)      Nuclear stock:
produced from potato tissue culture material which has been tested in the laboratory and found to be free of all disease pathogens.
(2)    Tissue  culture:
growth  of  cells   from  higher  organisms in a  sterile  container  which
contains the nutrients necessary for cell growth.

NATURAL DISASTERS
Natural disaster such as flooding, earthquakes or drought and extreme weather conditions will affect the yields of production, especially the production in the field. PBI will do its best to minimize the loss in such cases, but PBI's business, results of operations and financial condition will be seriously affected by this factor.

PBI MAY FAIL GOVERNMENT INSPECTIONS REQUIRED BY THE CANADA SEED ACT
In Canada, every commercial  seed potato grower must apply for the  government's
inspection of its  nuclear  stock culture facilities and   seed potato field as
prescribed in the Canada seed act. Seed potatoes grown in the field which fail to pass inspection can be used only as table potatoes. PBI anticipates generating approximate revenues of $180,000, $400,000 and $240,000 from the sales of MNTs in 2004, 2005, and 2006 respectively, assuming the certification of the seed potato from the government. In addition, PBI anticipates to generate revenues of $150,000 from the sales of Elite 1 in 2006. If PBI fails government inspections required by the Canada Seed Act, PBI will not be able to sell MNTs to the public and will have to retain all MNTs for production of Elite-1. In this scenario, we will not be able to generate any revenues from sales of MNT as projected for 2004, 2005 and 2006. PBI will apply for the government's inspections, however, there is no assurance that PBI will pass the inspections and, in such a case, the operations of PBI will be seriously affected and PBI's production and sales revenue would seriously decrease.

THE LOSS OF ANY OF OUR KEY PERSONNEL MAY AFFECT OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN AND CAUSE OUR STOCK TO DECLINE IN VALUE.
We are dependent on Jai Woo Lee, president and a director, and Seung Hee Oh, a manager, to implement our business plan, and the loss of their services may have a negative affect on our ability to timely and successfully implement our business plan. Currently, Jai Woo Lee and Seung Hee Oh are devoting full time for PBI's operation. We do not have an employment agreement with Jai Woo Lee, CEO and president, or Seung Hee Oh. Nor have we obtained key man insurance with respect to such person.

THE COMPANY MAY BE UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY, TRADE SECRETS AND KNOW-HOW WHICH WOULD REMOVE A BARRIER TO COMPETITION AND MAY DIRECTLY AFFECT THE AMOUNT OF REVENUE IT GENERATES.
PBI depends heavily on its intellectual property and is dependent on its ability to maintain the confidentiality of its biotechnology. Although PBI intends to employ various methods, including patents, trademarks, copyrights and confidentiality agreements with employees, consultants and third party businesses, to protect its intellectual property and trade secrets, there can be no assurance that it will be able to maintain the confidentiality of any of its proprietary technologies, know-how or trade secrets, or that others will not independently develop substantially equivalent technology. PBI entered into an exclusive license agreement with Korea Research Institute of Bioscience and Biotechnology (KRIBB) for the patented artificial seed potato production system on December 27, 2002. Territories covered under this agreement include Korea, China, and Canada, and the agreement is expired for each country on March 11, 2009, March 10, 2010, and March 1, 2010, respectively. The failure or inability to protect these rights could have a material adverse effect on PBI's operations.

INVESTMENT  RISKS


OUR COMMON STOCK HAS NO PRIOR MARKET AND PRICES MAY DECLINE AFTER THE OFFERING. The value and transferability of our common stock is currently affected by the fact that there is no market for the stock. No assurance can be given that a market for our common stock will develop or that it will be quoted on the over-the-counter Bulletin Board maintained by the NASD.

OUR ISSUANCE OF ADDITIONAL SHARES MAY HAVE THE EFFECT OF DILUTING THE INTEREST OF SHAREHOLDERS; OUR COMMON STOCK SHAREHOLDERS DO NOT HAVE PREEMPTIVE RIGHTS. Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. The securities issued to raise funds may have rights, preferences or privileges that are senior to those of the holders of our other securities, including our common stock. The board of directors has the power to issue such shares without shareholder approval. We fully intend to issue additional common shares in order to raise capital to fund our business operations and growth objectives.

SHAREHOLDERS  MAY  HAVE LITTLE CONTROL OVER DECISION MAKING DUE TO
CONCENTRATION OF  OWNERSHIP  IN  THE  HANDS  OF  MANAGEMENT  AND
DIRECTORS.
Our executive officers, directors and one principal shareholder own or exercise full or partial control over 66.67% of our outstanding common stock. As a result, other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in the executive officers, directors and principal shareholder could prevent a change in control of PBI.

PBI'S COMMON STOCK IS CONSIDERED A "PENNY STOCK", WHICH MAKES IT MORE DIFFICULT TO SELL THAN AN EXCHANGE-TRADED STOCK.
PBI's securities are subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investor" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of PBI's securities to buy or sell in any market that may develop.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." (A "penny stock" is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions). Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the
Securities and Exchange Act of 1934, as amended. The rules may further affect the ability of owners of PBI's shares to sell their securities in any market that may develop for them.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:
     -control of the market for the security by one or a few
	 broker-dealers that are often related to the promoter or issuer; -manipulation of prices through prearranged matching of purchases and sales
	 and  false  and  misleading  press releases;
     -"boiler  room"  practices  involving  high  pressure  sales tactics  and
	unrealistic price projections by inexperienced sales persons; -excessive and undisclosed bid-ask differentials and markups by selling
	 broker-dealers;  and
     -the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

WE DO NOT ANTICIPATE PAYING DIVIDENDS TO COMMON STOCKHOLDERS IN THE FORESEEABLE FUTURE, WHICH MAKES INVESTMENT IN OUR STOCK SPECULATIVE OR RISKY.
We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our business activities. Investors also must evaluate an investment in PBI solely on the basis of anticipated capital gains.

LIMITED  LIABILITY  OF  OUR  EXECUTIVE  OFFICERS  AND  DIRECTORS MAY DISCOURAGE
SHAREHOLDERS  FROM  BRINGING  A  LAWSUIT AGAINST  THEM.
Our Memorandum and Articles contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and
directors.  These   provisions may   discourage  shareholders from  bringing  a
lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the shareholders. In addition, a shareholder's investment in PBI may be adversely affected to the extent that we pay costs of settlement and damage awards against officers or directors pursuant to the indemnification provisions of the bylaw. The impact on a shareholder's investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against any of our officers or directors. We have been advised that the SEC takes the position that these article and bylaw provisions do not affect the liability of any director under applicable federal and state securities laws.

SINCE WE ARE A CANADIAN COMPANY AND MOST OF OUR ASSETS AND KEY PERSONNEL ARE LOCATED IN CANADA, YOU MAY NOT BE ABLE TO ENFORCE ANY UNITED STATES JUDGMENT FOR CLAIMS YOU MAY BRING AGAINST US, OUR ASSETS, OUR KEY PERSONNEL OR THE EXPERTS NAMED IN THIS PROSPECTUS.
We have been organized under the laws of Canada. Many of our assets are located outside the United States. In addition, a majority of the members of our board of directors and our officers and the experts named in this prospectus are residents of countries other than the United States. As a result, it may be impossible for you to effect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. In addition, a Canadian court may not permit you to bring an original action in Canada or to enforce in Canada a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws.

FORWARD  LOOKING  STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "will", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements.

USE  OF  PROCEEDS

We will not receive any of the proceeds from the sale of PBI common stock by the selling shareholders.

DETERMINATION  OF  OFFERING  PRICE

This prospectus is solely for the purpose of allowing certain of our shareholders to sell their stock. The shares may be sold when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date while the registration statement is effective.

The offering price of the common stock being offered by the selling shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value for the assets owned by us. We make no representations as to any objectively reasonable value of the common stock. Prices for the shares of our common stock after this offering will be determined in the available market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, the biotechnology industry as a whole, and general economic and market conditions.

DIVIDEND  POLICY

We intend to retain any earnings for use in our business. We do not intend to pay dividends on our shares for the foreseeable future. The declaration of dividends is subject to the discretion of the board of directors and consequently, no assurance can be given to the amount of dividends per shares or that any such dividends will be declared. Future cash dividends, if any, will also depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as may deem relevant. Loan agreements and contractual arrangements entered into by PBI may also restrict distributions of dividends.

SELLING  SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders prior to the offering, the number of shares of common stock that may be offered for sale pursuant to this prospectus by such selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders after the offering, and the percentage ownership after the offering. The offered shares of common stock may be offered from time to time by each of the selling
shareholders named below. (See "Plan of Distribution").    However, the selling
shareholders are under no obligation to sell all or any portion of the shares of common stock offered. Neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus. Particular selling shareholders may not have a present intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholders may sell all or part of the shares of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders.


                             NUMBER OF SHARES      PERCENTAGE OF THE                        NUMBER OF SHARES
            NAME            BENEFICIALLY OWNED    CLASS BENEFICIALLY   NUMBER OF SHARES   BENEFICIALLY OWNED
                              PRIOR TO THE        OWNED PRIOR TO THE       OFFERED       AFTER THE OFFERING**
                                OFFERING               OFFERING
-------------------------------------------------------------------------------------------------------------
Seung Hee Oh*                        1,400,000           9.33                 1,400,000             0
-------------------------------------------------------------------------------------------------------------
#59  -  11571  Thorpe  Road,  Richmond,  BC.,  Canada  V6X  3Z4
-------------------------------------------------------------------------------------------------------------
Sun Joo Choi                         1,300,000           8.67                 1,300,000             0
-------------------------------------------------------------------------------------------------------------
#508  501Dong  Jamsil  Jukong  Apt.  27  Jamsil-Dong,  Songpa-Ku,  Seoul  Korea
-------------------------------------------------------------------------------------------------------------
Hye Sook Hyun                        1,300,000           8.67                 1,300,000             0
-------------------------------------------------------------------------------------------------------------
#508  501Dong  Jamsil  Jukong  Apt.  27  Jamsil-Dong,  Songpa-Ku,  Seoul  Korea
-------------------------------------------------------------------------------------------------------------
     TOTAL                           4,000,000          26.67                 4,000,000             0
-------------------------------------------------------------------------------------------------------------
 * Seung Hee Oh is currently the only one employee of PBI.
 ** Assumes the sale of all offered shares of common stock under this offering.

PLAN  OF  DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:
1. On such public markets or exchanges as the common stock may from time to time be trading;
2.  In  privately  negotiated  transactions;
3.  Through  the  writing  of  options  on  the  common  stock;
4.  In  short  sales;  or
5.  In  any  combination  of  these  methods  of  distribution.

Upon the effectiveness of this registration statement, the selling shareholders will offer and sell the shares at a price of $0.10 per share until such time as the shares of our common stock become quoted on the over-the-counter Bulletin
Board.   Although we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board, public trading of our common stock may never materialize. If a market develops for our common stock, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:
1.  The  market  price  of  our  common  stock  prevailing at the time of sale;
2.  A  price  related  to  such  prevailing market price of our common stock; or
3. Such other price as the selling shareholders determine from time to time.

The offering will be on a continuous and delayed basis. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participatingin
such  transactions  as agent  may  receive  a   commission  from  the  selling
shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are unaware of any intention on the part of management or affiliated parties to purchase any shares in this offering.

We are bearing all costs relating to the registration of the common stock, estimated to be US$22,220.00. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore may be considered to be an underwriter, they must comply with applicable law and may, among other things:
1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act. There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

PBI believes that shares registered by this prospectus may be offered by selling shareholders for sale in countries other than the United States, specifically in Canada and Korea, subject to securities regulations in those jurisdictions.


EXCHANGE  RATES

PBI records its finances in Canadian (Cdn) dollars and reports its operations in US dollars. Fluctuation in the exchange rate between the Cdn dollar and the US dollar will affect the amount of dollars reported in its financial statements and received in respect of cash dividends or other distributions paid in Cdn dollars by us. The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate. No representation is made that the Cdn dollar amounts referred to herein could have been or could be converted into US dollars at any particular rate, or at all. on September 3, 2003 the noon buying rate was Cdn$1.3816 to US$1.00.

YEARS  ENDED  DECEMBER  31  (CDN$  PER  US$1.00)

                           AVERAGE  RATE(1)   YEAR  END     HIGH        LOW
1998                            1.4894         1.5375      1.5770      1.4075
1999                            1.4827         1.4440      1.5302      1.4440
2000                            1.4871         1.4995      1.5600      1.4350
2001                            1.5519         1.5925      1.6023      1.4933
2002                            1.5702         1.5800      1.6128      1.5108

(1)THE AVERAGE OF THE NOON BUYING RATES ON THE LAST DATE OF EACH MONTH (OR APORTION THEREOF) DURING THE PERIOD.

FOR  EACH  OF  LAST  SIX  MONTHS  (CDN$  PER  US$1.00)
                                HIGH           LOW
February, 2003                1.5315          1.4880
March, 2003                   1.4905          1.4659
April, 2003                   1.4843          1.4336
May, 2003                     1.4221          1.3446
June, 2003                    1.3768          1.3348
July, 2003                    1.4114          1.3368

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2002. Our capitalization is presented on an actual basis. You should read this table in conjunction with ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' and our financial statements and the notes thereto, included elsewhere in this prospectus.


AS  OF  DECEMBER  31,  2002  AS  ADJUSTED  (AMOUNTS  IN  US  DOLLARS)
PRO  FORMA                                      ACTUAL            POST  OFFERING
Cash                                            $ 33,909           $ 33,909
Long-term debt, including capital lease
    obligations less current portion            $    nil           $    nil
Shareholders'  equity:
  Common  stock:  no  par  value;
    100,000,000  authorized;
    15,000,000  shares  issued  and
   outstanding  on  an  actual  basis,    $  9,508           $  9,508
    15,000,000  shares  issued  and
   outstanding  on  a  pro  forma  basis, $  9,508           $  9,508
 Additional  paid-in  capital                   $    nil           $    nil
 Loans to employees to acquire common stock     $    nil           $    nil
 Accumulated  earnings  (deficit)               $(25,843)          $(25,843)
 Accumulated  other  comprehensive  income      $    120           $    120
Total  shareholders'  deficiency                $(16,215)          $(16,215)



SELECTED  FINANCIAL  AND  OTHER  DATA

The selected financial and other data set forth below should be read in conjunction with the financial statements of Penn Biotech Inc., including the notes thereto, and ''Management's Discussion and Analysis of Financial Condition and Results of Operations'' included in this prospectus. The statement of operations data set forth below for the period ended December 31, 2002 and the balance sheet data as of December 31, 2002 are derived from the audited financial statements of PBI included elsewhere in this prospectus, which have been audited by Pannell Kerr Forster. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

FROM  INCEPTION  OCTOBER  23,  2002  TO  DECEMBER  31,  2002
STATEMENT  OF  OPERATIONS  DATA:
Revenues:                                                 $     nil
Costs  and  expenses:
Start  up  costs                                          $  13,628
Travel                                                    $   9,031
Depreciation  and  amortization                           $     nil
Professional  fees                                        $   3,184
Net  (loss)                                               $ (25,843)

Weighted  average  number  of  shares outstanding           217,391
Basic and diluted loss per share of common stock          $   (0.12)

AS  OF  DECEMBER  31,  2002(1)
BALANCE  SHEET  DATA:

Cash                                                      $  33,909
Working  capital  (deficiency)                            $ (41,795)
Total  assets                                             $  59,489
Long-term  debt,  excluding  current  portion             $     nil
Total  shareholders'  deficiency                          $ (16,215)

(1)  Reflects the period from October 23, 2002 (inception) to
December 31, 2002.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL
CONDITION AND RESULTS OF
OPERATIONS

As a newly incorporated company, Penn Biotech Inc. has no previous business activity. The following discussion and analysis should be read in conjunction with our audited financial statements and notes thereto for the period from inception, October 23, 2002, through December 31, 2002 and other financial information included elsewhere in this prospectus. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. PBI's actual results may differ materially from the results discussed in the forward-looking statements. Examples of these forward looking statements include the ability of PBI to grow its product on a scale sufficient to warrant commercial sales, and the ability of PBI to raise sufficient funds to carry out its business plan.

OVERVIEW
Penn Biotech Inc. (PBI) was incorporated in British Columbia, Canada, on October 23, 2002 under the company's Act of British Columbia as a privately owned company that operates from its corporate headquarters located in Vancouver, British Columbia, Canada. PBI has the exclusive right to use the patented biotechnology, Mass Production of Artificial Seed Potatoes (Potato Microtubers) under its license agreement with Korea Research Institute of Bioscience and Biotechnology (KRIBB). (see Exhibit 10.1 for a more complete understanding). PBI is a development stage company with no revenue up to date and as of December 31st, 2002 and reported a net loss of $25,843. PBI is in the pre-production stage for the production of its seed potato.
No commitments to provide additional funds have been made by management, stockholders or anyone else, except for Mr. Jai Woo Lee. Jai Woo Lee, a president and CEO of PBI, will advance funds required for the minimized expenses for the next 9 months in the event of a failure of additional funding. However, there is no assurance that Mr. Lee will be able to provide the funds. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to PBI or at all. In the vent of non-payment, the license agreement is subject to cancellation.

PLAN  OF  OPERATION
At  December  31,  2002,  we   had   $33,909  of  cash.  Once  we commence  the
development of our seed potato production, we expect that our monthly cash expenditures will be approximately $10,000. At this rate, we anticipate that our existing cash reserves will not be sufficient to sustain our operations through 2003. We anticipate the short term financing of our development by shareholder investments and the use of trade accounts payable. No commitments to provide additional funds have been made by management, stockholders or anyone else, other than Mr. Jai Woo Lee. There can be no assurance that Mr. Lee
will be able to provide additional funds, however.   The  absence of  funding
would  make the successful completion of PBI's business plan doubtful.

We will not record revenue in 2003. MNTs (minitubers), which will be sold to seed potato growers, are scheduled for production in 2004. However, any revenue from MNT sales will cover only a part of our fixed costs since we plan to introduce MNT in the potato market at a minimal profit over costs of production. We plan to sell products into the market using salaried sales agents. We are targeting to generate approximately $400,000 in gross sales of product in the year 2005 and expect to show a net profit for the year 2005. In 2006, we plan to sell E-1 class seed potatoes as well as MNTs. Total revenues from the sale of MNT and E-1 in 2006 are expected to be approximately $850,000 Generating this projected revenue will depend upon our ability to successfully launch our business over the next three years. We have not received any sales orders to date.

Investors are cautioned against attributing undue certainty to our projections for generating revenue due to potential production difficulties, budget uncertainties, delays in planned completion dates and market acceptance.

LIQUIDITY  AND  CAPITAL  RESOURCES
Our initial sources of liquidity are expected to be existing cash, cash from the proceeds of future offerings of our shares for sale. Since we have no operating history, we must first rely on equity and/or debt financing to launch our business. We will need additional funding in order to produce and distribute our products that are under development. There can be no assurances that financing, whether debt or equity, will be available to us in the amounts required at any particular time or for any particular period, or if available, that it can be obtained on satisfactory terms.
At December 31, 2002 we had a working capital deficiency of $(41,795). We anticipate that we will need to raise additional capital within the next 8 months in order to continue implementing our business plan and commence full operations. We will need to raise the funds through debt or equity financing or a combination of both. To the extent that additional capital is raised through the sale of equity or equity- related securities, the issuance of such securities is likely to result in dilution to our shareholders. There can be no assurance that sources of capital will be available to us on acceptable terms, or at all. If we are unable to raise additional capital, we may not be able to continue as a going concern, and might have to reorganize under bankruptcy laws, liquidate or enter into a business combination. We have not presently identified any probable business combination. If adequate funds are not available within the next 6 months, PBI will significantly curtail its operation in order to minimize business expenses. Jai Woo Lee, a president and CEO of PBI, will advance funds required for the minimized expenses for the next 9 months in the event that the fund is not raised.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK We are subject to market risk exposures due to fluctuations in exchange rates and interest rates. PBI denominates its financial statements in United States dollars but conducts its daily affairs in Canadian dollars. Changes in the foreign exchange rate between the Cdn$ and the US$ may affect us due to the effect of such changes on any shareholder distributions to US residents.

We are not currently carrying significant amounts of short term or long term debt. Upward fluctuations in interest rates increase the cost of additional debt and the interest cost of outstanding floating rate borrowings.

INFLATION
We do not consider that inflation in Canada has had a material impact on our results of operations. Inflation in Canada in 2000, 2001, and 2002 was 2.7% ,2.6%, and 2.2% respectively.

RECENT  ACCOUNTING  PRONOUNCEMENTS
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 138 (amendment of SFAS No. 133 issued June, 1998), ''Accounting for Derivative Instruments and Hedging Activities.'' Statement No. 138 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because we currently hold no derivative financial instruments and do not currently engage in hedging activities, adoption of Statement No. 138 is not expected to have a material impact on our financial condition or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position, or ''SOP,'' 98-5, ''Reporting on the Costs of Start-Up Activities''. SOP 98-5 requires that entities expense start-up costs as incurred. We have adopted SOP 98-5 in our corporate accounting policies for the period ending December 31, 2002.

BUSINESS

BUSINESS STRATEGY

Penn Biotech Inc. (PBI) was incorporated in British Columbia, Canada, on October 23, 2002 under the company's Act of British Columbia as a privately owned company that operates from its corporate headquarters located in Vancouver, British Columbia, Canada. PBI is a development stage company with no revenue up to date and as of December 31st, 2002, PBI reported a net loss of $25,843. PBI is in the pre-production stage for the production of its seed potato.

PBI estimates that additional funding of $138,000 will be required to implement its business plan for the next 12 months. This required fund includes administrative expenses of $40,000 and lab operation expenses of $98,000. PBI intends to finance its administrative, start up and initial operation costs by the sale of its shares, other shareholder financings, and standard business trade financing. No commitments to provide additional funds have been made by management, stockholders or anyone else, except for Mr. Jai Woo Lee. Jai Woo Lee, a president and CEO of PBI, will advance funds required for the minimized expenses for the next 9 months in the event of a failure of additional funding. However, there is no assurance that Mr. Lee will be able to provide the funds. Accordingly, there can be no assurance that any additional funds will be
available on terms acceptable to PBI or at all.    The  absence  of  funding
would  make  the successful completion of PBI's business plan doubtful.

MASS PRODUCTION OF ARTIFICIAL SEED POTATOES (POTATO MICROTUBERS)

PBI has the exclusive right to use the patented biotechnology, Mass Production of Artificia l Seed Potatoes (Potato Microtubers) in Korea, China, and Canada under its license agreement with the Korea Research Institute of Bioscience and Biotechnology (KRIBB).

The conventional system used in most of major potato producing countries requires such stages as many times of meristem(1) culture(2) followed by disease indexing(3); culturing the plantlets(4) in test tubes; planting the plantlets in a green house to produce a small quantity of mini- tubers;and many years (normally 5-8 years) of repeated multiplication(5) in the open field.
(1) Meristem: a group of plant cells that can divide indefinitely. The meristem provides new cells for the plant. e.g., the tips of roots or stems; the growing tip.
(2) Tissue culture: growth of cells from higher organisms in a sterile container which contains the nutrients necessary for cell growth
(3) Disease indexing: testing of tissue culture material for the presence of known diseases according to standard testing procedures
(4) Plantlet: a small plant,  usually  one  produced  vegetatively from a parent
(5) Multiplication: propagation of plants

PBI's technology allows subcultures to be produced without degeneration of genes in PBI's uniquely designed culture dishes which promote horizontal growth of stems instead of vertical. This feature of the culture dish disperses the specially composed culture medium(1) evenly throughout the stems allowing the stems to absorb the nutritive elements in the culture medium, eliminating possible degeneration. Another feature of the culture dish is the hygienic air respiratory function, which provides a sufficient amount of antiseptic air circulation while preventing any possible aerial infection. The culture dishes are stackable and one culture dish has a holding capacity of 10 plantlets allowing PBI's system to yield high multiplication of plantlets with space-efficiency compared to the conventional system where large space is required to grow each plantlet in a separate flask or tube.
(1) Culture medium: Any nutrient system for the artificial cultivation of cells

The distinctive feature of this system is that it leads to mass production of micro-tubers, which replace the conventional plantlets. Through PBI's technology, micro-tubers are produced from the shoot tips(1) cultured in-vitro under aseptic conditions after the elimination of diseases is ensured. This facilitates not only genetic stability of the mother plantlet(2), but also ensures that there is no chance of any re-infection of disease. Micro-tubers are mass-produced in the laboratory for 80 days. At the first stage, plantlets are produced and multiplied from the shoot tips cultured in-vitro for 20 days in the first growth chamber. This first growth chamber is designed to control and provide light necessary for plant germination and growth, which is about 3,000~5,000lux. After this stage, which is the same as in the conventional system, the plantlets are moved to the second growth chamber. This chamber has no light and only controls temperature. The dark and warm chamber provides a similar environment to underground so that the plantlets form micro-tubers
(MCT) over the next 60 days without the energy wasted in growing leaf material found in the conventional system.
(1) Shoot tips: new growth on part of a plant
(2) Mother plantlet: a plant part aseptically excised and prepared for culture in a nutrient medium to be used as a source of plant material for tissue
	culture

Mini-tubers(1) are harvested from the micro-tubers that have grown in a greenhouse using a pot cultivation method with an artificially sterilized soil medium. The mini-tubers can then grow in the field in the second year to produce Pre-Elite seed potatoes. The nuclear seed potato replicates all of the beneficial characteristics found in a mature table (food) potato.
(1) Tuber: a short thick rounded part of a stem usually found underground. The potatoes that we eat are tubers of the potato plant

The first stage of seed potato production, microtubers (MCT), will be carried out in a rented laboratory. To minimize expenses until substantial revenues are generated, PBI has decided to locate and rent a tissue culture laboratory and outsource lab technicians. PBI has entered into an agreement with Olds College Center for Innovation, a wholly owned subsidiary of Olds College in Olds, Alberta, on March 6, 2003 to lease a tissue culture laboratory, starting from April 2003. Although MCT production will take approximately 180 days in a lab, PBI is able to start running a set of MCT production on a daily basis and, therefore, PBI can produce MCTs all year around once it start its lab operation in July 2003.

Production of the second stage, minitubers (MNT) will be contracted out to local farmers. PBI intends to provide the seed potato to be planted and will pay a fee for the planted acreage. MCT will be grown in a laboratory, harvested and transferred to a green house, in April 2004, to become MNT, harvested and then planted in the field, in April in the following year, to become Pre-Elite. Pre-Elite are then harvested and planted to become Elite 1, Elite 1 is harvested and sold to later generation seed potato growers and table potato farmers. Each class of seed potatos will take one year to produce since it involves planting and harvesting processes like normal crop.
PBI's objective is to cultivate commercial seed potatoes at competitive prices and estimates that it will require $300,000 to finance its seed production and business operations until net profits from seed potato production start in the year 2005.

CURRENT AND PAST ACTIVITIES
As a pre-production stage company, PBI has done a preliminary research on the potato industry, and in particular, the seed potato segment in North America. PBI collected information from various sources such as Statistics Canada database, US Department of Agriculture database, Food and Agriculture Organization of the United Nations (FAO) database, Website of Agriculture and Agri-Food Canada, and articles and news releases on the Internet.

The collected information includes:
a) world and each country's table potato production volume and seed potato production volume;
b)  planting age and yield of the World and each country;
c)  the influences of seed potatoes on the table potato production volume;
d) seed potato production system of major potato producing countries, including U.S.A., Netherlands, China, as well as Canada;
e)  classification systems of Canada and U.S.A.;
f)  world and North American market trend for table potatoes and seed potatoes;
g)  the seed potato production cost;
h)  consumption trend of potatoes; and
i)  major seed potato producers in Canada and U.S.A.

PBI acquired the exclusive right to use the Mass Production of Artificial Seed Potatoes (Potato Microtubers) provided by the Korea Research Institute of Bioscience and Biotechnology (KRIBB) through a license agreement
(see Exhibit 10.1 for a more complete understanding). The agreement allows PBI to use the technology and produce seed tubers for 10 years under the condition of paying 1% of the annual net sales revenue to KRIBB while the contract is effective.PBI paid a partial payment of $8,526 (1/3 of the total licensing fee of $25,580) to KRIBB for the rights under the agreement.

The summary of the license agreement is as follows:
-   date of agreement signed : December 27, 2002
- parties : between Penn Biotech Inc. (PBI) and Korea Research Institute of Bioscience and Biotechnology (KRIBB)
- nature of contract : PBI granting the patented Know-How with regard to the Mass Production of artificial seed potatoes
	from KRIBB in Canada, Korea, and China
- terms : effective until the expiry date of the patent, that is, , March 11, 2009 for Korea, March 10, 2010 for China, and
	March 1, 2010 for Canada
- conditions : production commencement required within 1year from the date of the agreement signed / otherwise forfeited
- consideration : total cash consideration of $25,580 in 3 equal payments in every 6 mont h period / 1% o f net sales computed by
	subtracting  discounts,
    returns, indirect taxes in connection to sales, insurance, freight expenses, sales commission, advertising expenses from the total sales

PBI has  entered  into an  agreement with  Olds  College  Center for  Innovation
(OCCI), a wholly owned subsidiary of Olds College in Olds, Alberta, on March 6, 2003 to lease a tissue culture laboratory, starting from April 2003. The term of the contract is for 3 years and a monthly payment for using a lab space and sharing one full time technician with OCCI amounts to approximately $5,300. Currently, renovation to the lab is in progress to accommodate specially designed equipments for mass production of artificial seed potatoes that will be shipped from Korea shortly. The management of PBI has also met an officer from Canadian Food Inspection Agency to discuss seed potato production at PBI facility at OCCI and relevant regulation compliance, and PBI has registered with Alberta Seed Potato Growers' Association.

In order to have better access to business opportunities with potato growers in Alberta, PBI has registered as an industry associate at potato growers of Alberta. PBI will also participate in various trade shows and present its patented technologies which enable mass production of artificial seed potatoes.

PBI also has developed a production plan that will be used for actual lab operation by technicians and made initial contacts with suppliers of raw material necessary for the lab operations to ensure that the raw materials are readily available when required.

PBI intends to finance its administrative, start up and initial operation costs by the sale of its shares, other shareholder financings, standard business trade financing. No commitments to provide additional funds have been made by management, stockholders or anyone else, other than Mr. Jai Woo Lee.
Accordingly,  there can be no assurance that  any   additional  funds  will be
available on terms acceptable to PBI or at all. The absence of funding would make the successful completion of PBI's business plan doubtful.

Currently, Jai Woo Lee is devoting full time for establishing PBI's business, negotiating various contracts for operational purposes, assessing future business opportunities and attracting potential investors. He is gathering information about various seed potato trade shows and exhibitions. Seung Hee Oh, the only one employee of PBI, is devoting full time for coordinating the process of raising funds in order to meet the funds requirement. She is also contacting several potato plantlet providers to purchase plantlets required to start seed potato production.

BUSINESS PLAN - MEETING FIVE PHASES

PBI intends to start Phase 2 of its business plan by July, 2003 to take advantage of the 2004 growing season. If PBI is able to secure the initial funds required to finance its operation costs through Phase 1, PBI anticipates proceeding with Phase 2 of its business plan within thirty days of the receipt of these funds.

Penn Biotech Inc. plans to schedule its business operation by meeting the following Phases:
Phase  1
Present  ~  June  2003:  Raise  Funds  and  Conduct  Market  Survey PBI
will  focus  on   raising $300,000 to  start  seed  potato
production and cover
the operation costs until PBI generates self sustaining revenues. PBI has currently one employee to coordinate the process of raising funds and also to conduct market surveys. PBI will conduct research into various potential target markets. The market research is planned to consist of a telephone survey to 10-20 prospective  customers,  focusing  on  three or  four of the
core target markets  in   Canada, such as later generation  seed  potato
growers and table potato growers. PBI estimates that it will require $20,000 to complete Phase 1.

Phase 2 (upon the successful completion of Phase 1)
June 2003 ~ April 2004: Establish Laboratory and Start Microtuber (hereinafter referred to as "MCT") Production PBI has entered into an agreement with Olds College Center for Innovation, a wholly owned subsidiary of Olds College in Olds, Alberta, on March 6, 2003 to lease a tissue culture laboratory, starting from June 2003 and intends to hire two lab technicians for the operation of this lab. The lab will be prepared for seed potato production during June. As for MCT* production, PBI will culture a large volume of potato stems in the 1st growth chamber in the laboratory for the period of July ~October 2003. The MCT production will consist of several times of stem cultures called "the 1st culture step", followed by the MCT formation stage, called "the 2nd culture step". In 2003, all stems produced in the 1st culture step will be used to produce MCTs. However, from Phase 3 of the business plan, only 72% of the stems produced in the 1st step will undergo the 2nd culture step to produce MCTs. The other 28% of the stems will be used to produce plantlets*. With this system, PBI can fully use the lab facilities while MCTs are in their dormancy stage. From November 2003 to January 2004, the stems will be transferred to the 2nd growth chamber to form MCTs. The produced MCTs will have dormancy period until they are planted in a greenhouse in May 2004.
To complete Phase 2 of the business plan, PBI will require approximately $98,000: $65,000 for the lab rent and for one technician, $26,500 for an additional technician, and $6,500 for raw materials and miscellaneous operating costs.

Phase 3 (upon the successful completion of Phase 2)
May 2004 ~ April 2005: Start MNT* Production PBI will produce MNT at a contracted greenhouse facility from May 2004 to August 2004. In May 2004, MCTs will be planted in a greenhouse, and MNTs will be harvested in August 2004. MCT and plantlet production will be concurrently going on through this Phase. The contract farming fee for MNTs is expected to be approximately
$0.13 per piece.PBI estimates that Phase 3 will require $162,000: $100,000 for production of 756,000 MNTs and $62,000 for MCT and plantlet production

Phase 4 (upon the successful completion of MNT production in Phase 3)
September 2004 ~ April 2005: Start Generating Revenue While MCT & plantlet production goes on all year round, MNT production should be completed during August 2004. PBI will sell 75% of produced MNTs as an introduction of PBI product to the targeted market and will retain the remaining 25% of the MNTs for the production of Pre-Elite in the following year. For marketing and sales of MNTs, PBI will hire a salesperson, and the salary for the salesperson is estimated at $16,000 a year. The salesperson will develop and put into practice marketing and sales plans. PBI anticipates that it will take approximately six to ten weeks to develop its sales and marketing plans. PBI will sell approximately 544,320 units of MNTs at the price of $0.33 per piece and will generate approximate revenue of $180,000. PBI intends to be self-sustaining at some point during Phase 4.

Phase 5 (upon the  successful  completion of Phase 4)  May 2005 and on:
Continue Production and  Generate  More Revenue PBI  will plant 25% of the
MNTs produced in Phase 3 in the open field through a contracted farmer in May and plant Pre-Elite* seed potatoes around August. Pre-Elite seed potatoes will be planted the following year to produce Elite-1 class seed potatoes. The production of MCTs, plantlets, MNTs, Pre-Elite and Elite 1* seed potatoes, as explained in the earlier Phases, will repeatedly occur each year, and PBI will sell a portion of MNTs and all of Elite-1 produced. As PBI will gradually increase the production, more revenue will be generated.

No commitments to provide additional funds have been made by management, stockholders or anyone else, except for Mr. Jai Woo Lee. Jai Woo Lee, a president and CEO of PBI, will advance $200,000, required for the minimized expenses for the next 9 months in the event of a failure of additional funding. However, there is no assurance that Mr. Lee will be able to provide the funds. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to PBI or at all The absence of funding would make the successful completion of any of the Phases of PBI's business plan doubtful.

*Eight Classes of Seed Potatoes:
1. Nuclear stock:   produced  from potato tissue culture material
   which has been tested in the laboratory and found to be free of all disease pathogens.
   Nuclear  stock  includes  plantlets,  microtubers  and  minitubers.
(1)  Plantlet:a small plant, usually one  produced vegetatively from a parent
(2) Microtubers (MCT): produced in the laboratory from tissue culture plantlets by varying the light intensity and growth media of the plantlets.Microtubers, which are approximately the  size  of a pea,  are  produced in the axils of the leaves.
(3)     Minitubers (MNT):  small seed  tubers,  less than 1 1/2
        inches in diameter, that are produced in sterile growing media in the greenhouse.
2.  Pre-elite:   produced from nuclear stock; produced from nuclear
    stock or from cuttings or plants that were produced in a protected environment or from tubers or selected clones, and that were determined by laboratory tests to be free from any disease that could affect the quality of the seed
3.  Elite I:	produced after two years in the field or two times
    of field planting
4.  Elite II:	produced after three  years in  the field or  three
    times of field planting
5.  Elite III:	produced after  four  years in  the  field or four
    times of field planting
6.  Elite IV: 	produced after  five  years  in the  field or five
    times of field planting
7.  Foundation:	produced after six  years in the field or six times
    of field planting
8.  Certified: 	produced after seven years in  the field or  seven
    times  of field planting

INDUSTRY OVERVIEW

Biotechnology Industry
According to Ernst and Young's Beyond Borders: The Global Biotechnology Report 2002, there are 4,284 biotechnology companies worldwide, and 622 out of 4,284 are public companies. In 2001, those public companies generated revenues of $35 billion, spent $16 billion on Research and Development and employed more than 188,000 people* (Bizsites. Com).

A report from Statistics Canada, released in February 2003, states that there were 375 biotechnology firms in Canada in 2001. These companies generated revenues of $3.6 billion, spent $1.3 billion on Research and Development and employed 11,897 people* (Statistics Canada). 267 companies are small with 50 or fewer employees*(Statistics Canada). One third of Canadian biotechnology companies have not yet earned any revenues from biotech activities; however, both th e number of firms producing revenues and the amount of revenues are increasing*(Statistics Canada). Revenues rose from $813 million in 1997 to $3.5 billion in 2001*(Statistics Canada). Approximately one quarter of the companies are publicly traded* (BioteCanada). The total market capitalization of Canada's biotech sector has increased from $8billion in 1997 to over $20billion in 2001 *(BioteCanada). Despite the many advances that have been made and the products that have become a commercial reality, only a modest fraction of the potential of biotechnology has been realized to date. The international effort focused on biotechnology continues to expand as products of research assume prominent positions in the international market place.

Potato Industry
Total of 309,306,566 tonnes of potatoes were produced worldwide in 2001* (Food and Agricultural Organization of the United Nations(FAO)). This volume is worth US$48 billion when calculated at the average price of US$155.07/ tonne*(Agriculture Division Statistical Bulletin, Statistics
Canada). According to the International Center for Potatoes (CIP) of Food and Agricultural Organization of the United Nations, the potato industry is in its mature stage for developed countries, including U.S.A., Canada and the Netherlands while potato production in developing countries entered a rapid expansion phase in the late 1990's. Especially, potato production has increased faster in Asia than anywhere else, with China as the world's largest producer with 20% of the total world production*(Food and Agricultural Organization of the United Nations(FAO)). Out of the potatoes worldwide produced, 170 million tonnes were used for human consumption*
( Industry Note: Food and Agribusiness Research, Rabobank International). The largest segment in the potato market is still represented by the table potato, but the processing industry and the seed potato business are becoming increasingly significant as consumer s become more demanding. The world average per capital consumption amounts 29kg, and global consumption of potatoes is experiencing strong growth around 4.5% annually* (Industry Note: Food and Agribusiness Research, Rabobank International). Especially, as the lifestyle and diet change, the demand of processed potatoes is steeply rising* (Industry Note:Food and Agribusiness Research, Rabobank International).

Canada, as the world's 13th largest potato producer, produced about 1.3% of the total world potatoes in 2001. The potato accounts for about year 2001's 35% of all Canadian vegetable farm cash receipts* (2001/2002 Canadian Potato Situation and Trends, Agriculture and Agri-Food Canada)As for the seed potato segment, the world's total seed potato production was 35,154,103 tonnes in 2002* (FAO). With production of 307,000 tonnes and, Canada accounts for 0.86% of the total world seed potato production. As the quality of seed potatoes plays an important role in determining the yields, great efforts have bee n put into improvement seed potatoes and development of high productivity breeds. Since the early 1980s, the use of tissue culture methods has greatly facilitated the production process of pathogen-free potato seed.

MARKETING AND SALES
PBI cannot expect to seize the Canadian seed potato market right away. While the current market price of E-4 class is approximately $218 per tonne, PBI will supply E-1 class seeds approximately at $340 per tonne. PBI will use various sources to advertise its products. The PBI tuber and its biotechnology will be introduced in relevant trade shows such as the New Brunswick Potato Conference and Trade Show, the Saskatchewan Seed Potato Growers Association Conference and Trade Show; the Western Canada Crop Production Show and the International Potato Expo and Technology Show. Websites and magazines, including Spudman and Successful Farming Magazine, will be used to increase market awareness of PBI seed potatoes.

Key seed potato producers throughout Canada and representatives of potato growers associations will be invited to visit our tissue culture laboratory and mini-tuber greenhouses where they will be encouraged to examine the product. Samples of products will also be distributed to prominent growers and recognized institutions. Agencies such as DeVos Brokers and Consultants, Inc., based in Edmonton, Alberta, might be contacted for sales and marketing of PBI products.

PBI will publish a variety of information materials, such as company brochures and product pamphlets, to introduce PBI's system and products. The company brochures will include information such as company introduction, profile of management team, as well as photos of PBI laboratory where microtubers are produced. The product pamphlets will briefly explain how and where PBI technology was developed; how PBI technology is different from other MCT production technologies; and how
PBI products are different from competitors' products. PBI will publish these information materials in Vancouver, where its head office is located, and distribute them to large-scale potato farms, government offices, and food processing companies in Canada. In addition, PBI will establish its company website so that anyone with access to the Internet can enter the website and learn about the Company, its technology and its products. To increase public interest in potatoes and the potato industry, PBI website will also include the information such as the nutritional values of potatoes, facts of potato production, the history of potatoes, etc.

PBI's marketing strategy includes the establishment of a network with potato growers and seed growers in Saskatchewan and Alberta, Canada. The

PBI will retain expert farms for producing pre-elite and E-1 class seed potatoes after PBI provides them mini-tubers. Professional farmers will produce Pre-Elite and E-1 seeds on a contract for a fee-the fee will be approximately $1,400 per month.

COMPETITION
Currently, there is no one dominant seed potato producing company or farm in the world market. The following are some of the leading seed potato producers: TECHNICO PTY. LIMITED. is an Australian agri-biotechnology company commercializing their TECHNITUBER(R) technology with operation facilities in Australia, China, India, Mexico, Thailand, and the USA. Technico Pty. Limited., with a key strategic alliance with global food processors including Frito Lay Inc., now specializes in the supply chain management with production of early generation seed. QUANTUM TUBERS CORPORATION, a Wisconsin-based company, uses its own Quantum TubersTM manufacturing technology to produce minitubers. BON ACCORD ELITE SEED POTATO CENTRE, Canada's leading seed potato provider, receives in vitro plantlets and microtubers from the Plant Propagation Centre, and multiplies these to produce nuclear stock, pre-elite and elite 1 classes of seed.

INTELLECTUAL PROPERTY
PBI's technology for microtuber mass production was developed by Dr. Hyouk Joung and his staff at Korea Research Institute of Bioscience and Biotechnology (KRIBB) in Korea. PBI made a contract with KRIBB for the exclusive right to use the technology in Korea, China, and Canada. The PBI
micro-tuber system has received   the   "President  Award   of  1998"  in  the
category of "Innovative Technology" in Korea and is protected by patents in Korea, China and Canada.

<BTB>
Applied  country   Application  No.  Applied  Date   Registration  No.  Patent Issued Date  Expiry Date
Canada              2011230             03-01-1990    2,011,230           23-03-1999        03-01-2010
Korea               89-003009           03-11-1989    51832               28-05-1992        03-11-2010
China               ZL90101337.4        03-10-1990    26562               25-03-1994        03-10-2010

GOVERNMENT REGULATION
The government of Canada runs a seed potato certification program and recommends all potato growers to use certified seed potatoes. The program is designed to regulate the variety, purity and health of seed stocks so that the quality and productivity of seeds are preserved. Even though there is no other specific requirement to start a seed potato business, all seeds and fields are subject to the inspections set by the Canadian Seed Act.
The history of growers and planting areas, environmental conditions, and number of generations are all examined before seeds are certified. If an inspector has inspected crops in a farm unit and finds that they meet the standards set out in the regulations, the inspector shall issue to the grower a crop certificate specifying the class and variety of each crop; the number of plants or the number of acres that passed inspection for each class and variety; and the certificate number for each class and variety. The certification program is national, and certified seed potatoes are sold in every province of Canada. In 2002 a total of 80,843 acres passed the inspections.

Canada has a seven-year flush through system designed to ensure good seed quality. The seed system starts with nuclear- stock plants that are completely disease free. The nuclear-stock class is produced from potato tissue culture material which has been tested and found free of disease such as bacterial ring rot, potato leafroll virus and other viruses. The culture must be maintained in an aseptic or protected environment--to which the entry of plant pathogens and insects are prevented-and inspected by an inspector at least once during the growing period. The pre-elite seed potatoes are those produced from nuclear stock or from cuttings or plants that were produced in a protected environment or from tubers or selected clones. The resulting plants produce tubers that are planted in the field.
With each subsequent year in the field, the seed drops one level in the certification system. The Canadian seed act classifies seed potatoes as follows: the Nuclear stock class; the Pre-Elite class; Elite 1; Elite 2; Elite 3; Elite 4; Foundation; and Certified. This "flush-through" system minimizes the risk of disease build-up. Seed potatoes which were planted more than 7 times cannot be sold as seeds and must be consumed. PBI plans to produce Nuclear stock, Pre-elite, Elite 1 and Elite 2 seed potatoes, which means PBI will dispose of its seed potatoes after the 3 field plantings. As long as PBI adheres to this plan, this seven year flush-through system will not affect PBI's business or production. However, there is no assurance that PBI will find purchasers of its Elite 2 seed potatoes produced according to its business plan and it might, as a result of this, suffer from financial difficulties.

In our opinion, our planned seed potato production will conform to the restrictions and regulations currently in place and reasonably anticipated.

EMPLOYEES
PBI currently has one employee to coordinate the process of raising funds required to proceed on its operation. PBI expects to engage one marketing manager and one accounting manager. For the tissue culture lab operation, two full-time lab technicians will be hired on a contract. We expect our labor relations to be good. None of our employees will be covered by a collective bargaining agreement.

TRANSACTIONS  WITH  AFFILIATES
No director, executive officer or nominee thereof of Penn Biotech Inc., and no owner of five percent or more of PBI's outstanding shares or any member of their immediate family has entered into or proposed any transaction with PBI in which the amount involved exceeds $60,000.

CERTAIN BUSINESS RELATIONSHIPS
One of our directors, Hye Kyung Kim is, with 50% ownership, a beneficial owner of Penn Capital Canada Ltd., a Vancouver based financial consulting firm, which provides a consulting services to PBI for a fee of CDN$20,000 Penn Capital Canada Ltd. provided incorporation services to PBI and also prepared F-1 registration statement and business plan of PBI.PBI and Penn Capital Canada Ltd. entered into an agreement on 15th November 2002, which is hereto attached as an exhibit.



INDEBTEDNESS  OF  MANAGEMENT
There are no persons who are directors, executive officers of Penn Biotech Inc.,nominees for election as a director, immediate family members of the foregoing, corporations or organizations (wherein the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (wherein the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to PBI in an amount in excess of US$60,000.

TRANSACTIONS  WITH  PROMOTERS
Jai Woo Lee founded Penn Biotech Inc. on October 23, 2002 with an initial capitalization of a cash infusion of US$9,508 (Cdn$15,000.00), for which he received 15,000,000 shares of common stock.

FACILITIES
PBI rents on a month to month basis its current principal executive offices located at 16th Floor, 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8 and our telephone number is 604 - 683-0082. There is no security deposit. PBI has not yet located or secured its required technical facilities. The office facilities are leased from the property owners. We do not carry tenants insurance for office contents but intend to carry insurance of $1,300,000 (Cdn$2,000,000) comprehensive general liability once our lab is in place.

LITIGATION
We are not party to any material legal proceedings.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each Director and Executive Officer of Penn Biotech Inc.

    NAME            AGE     POSITION
     ----            ---     --------
Jai  Woo  Lee         51     President,  CEO  and  Director
-------------         --     ------------------------------
Hye  Kyung  Kim       46     Director
---------------       --     --------
Craig  Auringer       32     Director
---------------       --     --------

Jai Woo Lee represented the first Board of Directors of PBI and was appointed to the Board of Directors on October 23, 2002 and will serve a term of three years until any successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.

There are no arrangements or understandings between the directors and officers of Penn Biotech Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer. In addition, there are no agreements or understandings for the officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor acting at the direction of any other person.

The following summary outlines the professional background of the directors, executive officers and significant employees over the past five years.

DIRECTORS  AND  EXECUTIVE  OFFICERS

Jai  Woo  Lee,  CEO  &  President  and  acting  Chief  Financial  officer.
Jai Woo Lee founded Penn Biotech Inc. to focus on the development and commercialization of new technologies, and the identification and evaluation of commercially viable products and ventures. Mr. Lee studied at Seoul National University, in Seoul, Korea. He moved from Korea to Canada in the 1970's to] establish his export business of live cattle and beef, and the company became one of the most successful exporters of Canadian product to Korea. Based on his experiences in the agricultural and financial industries for over 25 years, Mr. Lee will focus on expanding the seed potato market abroad.

Hye Kyung Kim, Director: Hye Kyung Kim has extensive experience as a bank manager at United Overseas Bank in Seoul, Korea for 8 years and at a Credit Union in Toronto, Canada for 3 years.
                                       21

Craig Auringer, Director: Craig Auringer brings 7 years of market experience and finance background from both the investment banking and corporate relations fields. He has worked with various public and private companies, helping them to realize the financial backing necessary for their continued development.

In our registration statement on Form F-1 as declared effective by the United States Securities and Exchange Commission on May 27, 2003, we listed Mr. Jorgensen as an officer of the Company. We believed that Mr. Jorgensen had accepted his position as Chief Financial Officer of the Company, when, in fact, he had not. All references to Mr. Jorgensen as an officer of the Company have been removed from the registration statement in this post effective amendment.

BOARD OF DIRECTORS
The board of directors has the ultimate responsibility for the administration of the affairs of PBI. Our Articles, as currently in effect, provides for a board of directors of not less than three directors and not more than ten directors. Under our Articles, all directors serve a three-year term but may be replaced at the ordinary general meeting of shareholders convened with respect to the last fiscal year. It is expected that all current directors will continue to serve after this offering. The directors are elected at a general meeting of shareholders by a majority of vote of the shareholders present or represented by proxy, subject to quorum requirements of at least one third of all issued and outstanding shares having voting rights.

INDEPENDENT AUDITOR
Our Articles provide for the appointment by the shareholders of PBI of an independent auditor. The independent auditor's term expires at the close of the ordinary general meeting of shareholders convened with respect to the last fiscal year from the date of acceptance by the independent auditor. Currently, Pannell Kerr Forster is our independent auditor.

INDEPENDENT DIRECTORS
Mr. Craig Auringer serves on the board as an independent director. We intend to appoint one additional independent director within 90 days following this offering.

BUSINESS AND FINANCIAL ADVISOR
Penn Capital Canada Ltd. has and will continue to foster PBI's business growth, and is providing financial consultancy services to PBI in order to ensure PBI achieve its business target in accord with its current plan. Penn Capital Canada Ltd. provided incorporation services to PBI and also prepared F-1 registration statement and business plan of PBI. PBI and Penn Capital Canada Ltd. entered into an agreement on 15th November 2002, and the agreement is hereto attached as an exhibit. PBI currently shares the office space of 3,800 square feet with Penn Capital Canada. Penn Capital Canada Ltd. is a Canadian corporation owned as to 50% by Hye Kyung Kim who is a director of PBI.

EXECUTIVE COMPENSATION
We did not pay any compensation during fiscal 2002 to our directors and officers as a group. The amount of retirement and severance benefits accrued for our executive officers and directors in 2002 was $nil. There were no pension, retirement or other similar benefits set aside for our executive officers and directors in 2002.

STOCK OPTION PLAN
Under our Articles, we may grant options for the purchase of our shares to certain qualified officers and employees. There are no stock options or warrants or other securities convertible into Penn Biotech Inc. common stock outstanding as at December 31, 2002. We may file a registration statement on Form S-8 after the effective date here of that would permit and facilitate the offering of options to acquire shares of common stock of PBI by employees, directors and consultants at prices per share at variance with any market quotations at the time. There were no warrants or other securities convertible into Penn Biotech Inc. common stock outstanding as of December 31, 2002.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of December 31, 2002, our outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by us to own beneficially, more than 5% of our common stock, and the shareholdings of all executive officers and directors as a group. As of December 31, 2002, we had 15,000,000 shares of common stock issued and outstanding. All shares set forth in the following table are held directly and each shareholder has sole voting and investment power concerning their shares.

<BTB>
                     NAME                                      SHARES OWNED      PERCENTAGE OF SHARES OWNED(3)
                     ----                                      ------------      -----------------------------
Jai  Woo  Lee  -  President,  CEO  and  a  Director              4,000,000                  26.67%
Inzi  Display  Co.,  Ltd.  (1)                                   6,000,000                  40.00%
Hye Kyung Kim, Director                                                  0                   0.00%
Craig Auringer, Director                                                 0                   0.00%
Seung Hee Oh                                                     1,400,000                   9.33%
Sun Joo Choi                                                     1,300,000                   8.67%
Hye Sook Hyun                                                    1,300,000                   8.67%
Sun Lee                                                          1,000,000                   6.67%
All Executive Officer and Directors as a Group                   4,000,000                  26.67%


(1)  The  principle  shareholder  of  Inzi  Display  Co.,  Ltd.
     (a Korean public company)  is  Inzi  Controls  Inc.
     (also a Korean public company) whose principle shareholder is Ku-yong Jung ( also President of Inzi Display Co.,Ltd.)
(2) None of the directors named above are currently considering participating in the share offerings detailed in this prospectus.

Each of Penn Biotech Inc.'s officers and directors may be reached at its executive offices located at 16th Floor, 543 Granville Street, Vancouver,British Columbia, Canada V6C 1X8.

There are no arrangements known to us, the operation of which may result in a change of control of PBI.

DESCRIPTION  OF  SHARE  CAPITAL

The following is a  description of the material  terms of our capital stock.
For more complete understanding, see our Memorandum and Articles, which are included as exhibits to the registration statement that include this prospectus, and the applicable provisions of Canadian law.

Our authorized capital stock consists of 100,000,000 shares of common stock, without par value. At December 31, 2002, there were 15,000,000 shares of common stock issued and outstanding.


Our authorized capital stock consists of 100,000,000 shares of common stock, without par value. At December 31, 2002, there were 15,000,000 shares of common stock issued and outstanding. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets of PBI available to shareholders after payment of all creditors.

Under the Articles, only the Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of PBI by changing the composition of its Board.

In the future PBI may issue additional shares of its common stock, in which event the relative interest of the existing shareholders and shareholders who purchase under this offering may be diluted.

MEMORANDUM AND ARTICLES OF INCORPORATION

Our charter documents consist of our Memorandum and our Articles. Neither our Memorandum nor our Articles contain our purpose or our objectives, as neither is required under the laws of British Columbia.

None of our directors is permitted to vote on any resolution to approve a material contract or transaction in which such director has a material interest. (Articles, Paragraph 12.6). Neither our Memorandum nor our Articles limit the directors' power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body. The Articles provide that directors shall receive such remuneration as the board of directors shall determine from time to time. (Articles, Paragraph 12.4). The board of directors may, without the authorization of the shareholders:

borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;
issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of us by any other person; and mortgage or charge, whether by way of specific or floating charge, or give other security on the undertaking and the whole or any part of the property and assets (both present and future) of us (Articles, Paragraph 8.1).

Neither our Memorandum nor our Articles discuss the retirement or non-retirement of directors under an age limit requirement, and there is no number of shares required for director qualification.

Our authorized capital consists of 100,000,000 common shares without par value. The holder of each issued and outstanding common share is entitled to receive notice of and to attend any of our general meetings, and to exercise one vote in respect of each common share held. Dividends are payable on the issued and outstanding common shares at the discretion of the board of directors. Directors stand for re-election at our annual general meeting of shareholders and not at staggered intervals. No cumulative voting is permitted in relation to the common shares. In the event of our liquidation, the holders of common shares are entitled to participate ratably in any surplus. Neither our Memorandum nor our Articles contain provisions, which discriminate against any existing or prospective holders of securities, as a result of such shareholder owning a substantial number of shares.

Neither our Memorandum nor our Articles address the process by which the rights of holders of shares may be changed. The general provisions of the British Columbia Company Act apply to this process, and require that any change in the rights, privileges and restrictions attached to shares must be approved by not less than three quarters of the votes cast at a duly convened general meeting of shareholders at which the proposed change is put forward for consideration.

Annual general meetings and special general meetings of our shareholders are held on such day as is determined by resolution of the directors. (Articles, Paragraph 9.1). The British Columbia Company Act requires that our annual general meeting be held within 13 months after our last annual general meeting. The British Columbia Company Act requires that shareholders be given not less than 21 days' notice of any general meeting. Notices of general meetings of shareholders must state the nature of the business to be transacted in detail and must include the text of any special resolution to be submitted to the meeting. Our board of directors is permitted to fix a record date for any meeting of the shareholders that is not more than 49 days prior to such meeting. (Articles, Paragraph 9.7) Pursuant to the British Columbia Company Act, the only persons entitled to admission at a meeting of the shareholders are shareholders entitled to vote, our directors, our auditors, and others entitled by law, by invitation of the chairman of the meeting, or by consent of the meeting.

Neither our Memorandum nor our Articles discuss limitations on the rights to own securities or exercise voting rights thereon.

SHARES  ELIGIBLE  FOR  FUTURE  SALE
Prior to this offering, there has been no market for our shares, and there can be no assurance that a significant public market for our shares will develop or be sustained after this offering. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options and warrants) in the public market following this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sale of our equity securities.This registration statement and prospectus will permit some of our shareholders to sell up to an aggregate of 4,000,000 shares of our common stock from time to time, as long as we maintain the effectiveness of the registration statement and update the prospectus. The offering will close no later than 270 days after the effective date of the registration statement that includes this prospectus.

5,000,000 of our common shares that are outstanding as of December 31, 2002 will be eligible to be sold pursuant to Rule 144 on January 3, 2004, subject to the public information, volume limitation, manner of sale and notice conditions of the rule. A further 10,000,000 of our shares are held by affiliates and may be sold under Rule 144 only in compliance with the public information, volume limitation, manner of sale and notice conditions of the rule.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:
     - public information we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form
          8-K for material events; volume limitation-during any three-month period, a shareholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;
     - manner of sale-the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer;and
     - notice-except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, shareholders who are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.

TAX CONSIDERATIONS

A brief description of provisions of the tax treaty between Canada and the United States is included below, together with a brief outline of certain taxes, including withholding provisions, to which United States security holders are subject under existing laws and regulations of Canada. The consequences, if any, of provincial, state and local taxes are not considered. Security holders are urged to seek the advice of their own tax advisors, tax counsel or accountants with respect to the applicability or effect on their own individual circumstances of the matters referred to herein and of any provincial, state or local taxes.

Material Canadian Federal Income Tax Consequences The discussion under this heading relates to the principal Canadian federal income tax consequences of acquiring, holding and disposing of shares of common stock of the Company for a shareholder of the Company who is not a resident of Canada but is a resident of the United States and who will acquire and hold shares of common stock of the Company as capital property for the purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"). This summary does not apply to a shareholder who carries on business in Canada through a "permanent establishment" situated in Canada or performs independent personal services in Canada through a fixed base in Canada if the shareholder's holding in the Company is effectively connected with such permanent establishment or fixed base. This information is based on the provisions of the Canadian Tax Act and the regulations thereunder and on an understanding of the administrative practices of Canada Customs and Revenue Agency, and takes into account all specific proposals to amend the Canadian Tax Act or regulations made by the Minister of Finance of Canada as of the date hereof. This discussion is not a substitute for independent advice from a shareholder's own Canadian and U.S. tax advisors.

The provisions of the Canadian Tax Act are subject to income tax treaties to which Canada is a party, including the Canada-United States Income Tax Convention (1980), as amended (the "Convention").

Dividends on Common Shares and Other Income. Under the Canadian Tax Act, a non-resident of Canada is subject to Canadian withholding tax at the rate of 25 percent on dividends paid or deemed to have been paid to him or her by a corporation resident in Canada. The Convention limits the rate to 15 percent if the shareholder is a resident of the United States and the dividends are beneficially owned by and paid to such shareholder, and to 5 percent if the shareholder is also a corporation that beneficially owns at least 10 percent of the voting stock of the payor-corporation.

The amount of a stock dividend (for tax purposes) would be equal to the amount by which the paid up or stated capital of the Company had increased because of the payment of such dividend. The Company will furnish additional tax information to shareholders in the event of such a dividend. Interest paid or deemed to be paid on the Company's debt securities held by non-Canadian residents may also be subject to Canadian with holding tax, depending upon the terms and provisions of such securities and any applicable tax treaty.

The Convention exempts from Canadian income tax dividends paid to a religious, scientific, literary, educational or charitable organization or to an organization constituted and operated exclusively to administer a pension, retirement or employee benefit fund or plan, if the organization is a resident of the Unite d States and is exempt from income tax under the laws of the United States.

Dispositions of Common Shares. Under the Canadian Tax Act, a taxpayer's capital gain or capital loss from a disposition of a share of common stock of the Company is the amount, if any, by which his or her proceeds of disposition exceed (or are exceeded by, respectively) the aggregate of his or her adjusted cost base of the share and reasonable expenses of disposition. One-half of a capital gain (the "taxable capital gain") is included in income, and one-half of a capital loss in a year (the" allowable capital loss") is deductible from taxable capital gains realized in the same year. The amount by which a shareholder's allowable capital loss exceeds the taxable capital gain in a year may be deducted from a taxable capital gain realized by the shareholder in the three previous or any subsequent year, subject to adjustment when the capital gains inclusion rate in the year of disposition differs from the inclusion rate in the year the deduction is claimed.

If a share of common stock of the Company is disposed of to the Company other than in the open market in the manner in which shares would normally be purchased by the public, the proceeds of disposition will, in general terms, be considered as limited to the paid-up capital of the share and the balance of the price paid will be deemed to be a dividend.
In the case of a shareholder that is a corporation, the amount of any capital loss otherwise determined may be reduced by the amount of dividends previously received in respect of the shares disposed of, unless the corporation owned the shares for at least 365 days prior to sustaining the loss and (together with corporations, persons and other entities, with whom the corporation was not dealing at arm's length) did not own more than five percent of the shares of any class of the corporation from which the] dividend was received. These loss limitation rules may also apply where a corporation is a member of a partnership or a beneficiary of a trust that owned the shares disposed of.

Under the Canadian Tax Act, a non-resident of Canada is subject to Canadian tax on taxable capital gains, and may deduct allowable capital losses, realized on a disposition of "taxable Canadian property." Share of common stock of the Company will constitute taxable Canadian property of a shareholder at a particular time if the shareholder used the shares in carrying on business in Canada, or if at any time in the five years immediately preceding the disposition 25 percent or more of the issued shares of any class or series in the capital stock of the Company belonged to one or more persons in a group comprising the shareholder and persons with whom the shareholder did not deal at arm's length.

The Convention relieves United States residents from liability for Canadian tax on capital gains derived on a disposition of shares unless (a) the value of the shares is derived principally from "real property" in Canada, including the right to explore for or exploit natural resources and rights to amounts computed by reference to production, (b) the shareholder was resident in Canada for 120 months during any period of 20 consecutive years preceding, and at any time during the 10 years immediately preceding, the disposition and the shares were owned by him when he or she ceased to be resident in Canada, or (c) the hares formed part of the business property of a "permanent establishment" that the holder has or had in Canada within the 12 months preceding the disposition.

Material United States Federal Income Tax Considerations The following discussion is based upon the sections of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable. This discussion does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation that, if enacted, could be applied, possibly on a retroactive basis, at any time. Holders and prospective holders of shares of the Company are urged to consult their own tax advisors about the Federal; state, local and foreign tax consequences of purchasing, owning and disposing of shares of the Company.

U.S. Holders. As used herein, a "U.S. Holder" includes a holder of shares of the Company who is a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, any entity that is taxable as a corporation for U.S. tax purposes and any other person or entity whose ownership of shares of the Company is effectively connected with the conduct of a trade or business in the United States. A U.S. Holder does not include persons subject to special provisions of Federal income tax law, such as tax exempt organizations, qualified retirement plans, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, nonresident alien individuals or foreign corporations whose ownership of shares of the Company is not effectively connected with conduct of trade or business in the United States, shareholders who acquired their stock through the exercise of employee stock options or otherwise as compensation and shareholders who hold their stock as ordinary assets and not as capital assets.

Distributions on Shares of the Company. U.S. Holders receiving dividend distributions (including constructive dividends) with respect to shares of the Company are required to include in gross income for United States Federal income tax purposes the gross amount of such distributions to the extent that the Company has current or accumulated earnings and profits as defined under U.S. Federal tax law, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be credited against the U.S. Holder's United States Federal income tax liability or, alternatively, may be deducted in computing the U.S. Holder's United States Federal taxable income by those who itemize deductions. (See discussion that is more detailed at "Foreign Tax Credit" below). To the extent that distributions exceed current or accumulated earnings and profits of the Company, they will be treated first as a return of capital up to the U.S. Holder's adjusted basis in the shares and thereafter as gain from the sale or exchange of the shares. Preferential tax rates for net capital gains are applicable to a U.S. Holder that is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains for a U.S. Holder that is a corporation.

Dividends paid on the shares of the Company are not expected to be eligible for the dividends received deduction provided to corporations receiving dividends from certain United States corporations. A U.S. Holder that is a corporation may be entitled to a 70% deduction of the United States source portion of dividends received from the Company (unless the Company qualifies as a "foreign personal holding company" or a "passive foreign investment company", as defined below) if such U.S. Holder owns shares representing at least 10% of the voting power and value of the Company.

In the case of foreign currency received as a dividend that is not converted by the recipient into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including the exchange for U.S. dollars, will be ordinary income or loss. However, for tax years after 1997, an individual whose realized foreign exchange gain does not exceed U.S. $200 will not recognize that gain, to the extent that there are not expenses associated with the transaction that meet the requirement for deductibility as a trade or business expense (other than travel expenses in connection with a business trip or as an expense for the production of income).

Foreign Tax Credit. A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of shares of the Company may be entitled, at the option of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. It will be more advantageous to claim a credit because a credit reduces United States Federal income taxes on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer's income subject to tax. This election is made on a year-by-year basis and applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations that apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder's United States Federal income tax liability that the U.S. Holder's foreign source income bears to his or its worldwide taxable income. In the determination of the application of this limitation, the various items of income and deduction must be classified into foreign and domestic sources. Complex rules govern this classification process. There are further limitations on the foreign tax credit for certain types of income such as "passive income", "high withholding tax interest", "financial services income", and "shipping income". The availability of the foreign tax credit and the application of the limitations on the credit are fact specific and holders and prospective holders of shares of the Company are urged to consult their own tax advisors regarding their individual circumstances.

In the case of certain U.S. Holders that are corporations (other than corporations subject to SubchapterS of the Code), owning 10% or more of the Company's Common Shares, a portion of the qualifying Canadian income tax paid by the Company will also be available as a foreign tax credit for U.S. federal income tax purposes, at the election of the U.S. Holder.

Disposition of Shares of the Company. A U.S. Holder will recognize a gain or loss upon the sale of shares of the Company equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholder's tax basis in the shares of the Company. This gain or loss will be a capital gain or loss if the shares are a capital asset in the hands of the U.S. Holder, and will be a short-term or long-term capital gain or loss depending upon the holding period of the U.S. Holder. Gains and losses are netted and combined according to special rules in arriving at the overall capital gain or loss for a particular tax year. Deductions for net capital losses are subject to significant limitations. Corporate capital losses (other than losses of corporations electing under Subchapter S or the Code) are deductible to the extent of capital gains. Non-corporate taxpayers may deduct net capital losses, whether short-term or long-term, up to U.S. $3,000 a year (U.S. $1,500 in the case of a married individual filing separately). For U.S. Holders that are individuals, any unused portion of such net capital loss may be carried over to be used in later tax years until such net capital loss is thereby exhausted. For U.S. Holders that are corporations ( other than corporations subject to Subchapter S of the Code), an unused net capital loss may be carried back three years from the loss year and carried forward five years from the loss year to be offset against capital gains until such net capital loss is thereby exhausted.

Other Considerations
In the following circumstances, the above sections of this discussion may not describe t he United States Federal income tax consequences resulting from the holding and disposition of shares of the Company:

Foreign Personal Holding Company. If at any time during a taxable year more than 50% of the total combined voting power or the total value of the Company's outstanding shares is owned, directly or indirectly, by five or fewer individuals who are citizens or residents of the United States and 60% (50% in subsequent years) or more of the Company's gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), the Company would be treated as a "foreign personal holding company". In that event, U.S. Holders that hold shares of the Company (on the earlier of the last day of the Company's tax year or the last date on which the Company was a foreign personal holding company) would be required to include in gross income for such year their allowable portions of such passive income to the extent the Company does not actually distribute such income.

Foreign Investment Company. If 50% or more of the combined voting power or total value of the Company's outstanding shares are held, directly or indirectly, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701 (a)(31)), and the Company is found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest, it is possible that the Company might be treated as a "foreign investment company" as defined in Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging shares of the Company to be treated as ordinary income rather than capital gain.

Passive Foreign Investment Company. As a foreign corporation with U.S. Holders, the Company will be treated as a passive foreign investment company ("PFIC"), as defined in Section 1297 of the Code, if 75% or more of its gross income in a taxable year is passive income, or the average percentage of the Company's assets (by value) during the taxable year which produce passive income or which are held for production of same is at least 50%. Passive income is defined to include gross income in the nature of dividends, interest, royalties, rents and annuities; excess of gains over losses from certain transactions in any commodities not arising inter alia from a PFIC whose business is actively involved in such commodities; certain foreign currency gains; and other similar types of income. Foreign mining companies that are in the exploration stage may have little or no income from operations and/or may hold substantial cash and short-term securities that pay interest and dividends while awaiting expenditure in connection with the business. Given the complexities of determining what expenditures may be deductible and of how assets held for production of active income should be valued, the Company, based on advice from its professional advisers, cannot conclude whether it is a PFIC.

It is not the intention of the Company to be considered a PFIC and the Company does not consider this to be a material risk. In the event that it were to become classified as a PFIC, the following should be taken into consideration. U.S. Holders owning shares of a PFIC are subject to a special tax and to an interest charge based on the value of deferral of U.S. tax attributable to undistributed earnings of a PFIC for the period during which the shares of the PFIC are owned. This special tax would apply to any gain realized on the disposition of shares of a PFIC. In addition, the gain is subject to U.S. federal income tax as ordinary income, taxed at top marginal rates, rather than as capital gain income. The special tax would also be payable on receipt of excess distributions (any distributions received in the current year that are in excess of 125% of the average distributions received during the 3 preceding years or, if shorter, the shareholder's holding period). If , however, the U.S. Holder makes a timely election to treat a PFIC as a qualified electing fund ("QEF") with respect to such shareholder's interest and the Company provides an annual information statement, the above-described rules will not apply. The Company will provide such an information statement upon request from a U.S. Holder for current and prior taxable years. Instead, the electing U.S. Holder would include annually in his gross income his pro rata share of the PFIC's ordinary earnings and any net capital gain regardless of whether such income or gain was actually distributed. A U.S. Holder of a PFIC treated as a QEF can, however, further elect to defer the payment of United States Federal income tax on such income and gain inclusions, with tax payments ultimately requiring payment of an interest factor. In addition, with a timely QEF election, the electing U.S. Holder will obtain capital gain treatment on the gain realized on disposition of such U.S. Holder's interest in the PFIC. Special rules apply to U.S. Holders who own their interess in a PFIC through intermediate entities or persons.

Effective for tax years of U.S. Holders beginning after December 31, 1997, U.S. Holders who hold, actually or constructively, marketable stock of a foreign corporation that qualifies as a PFIC may elect to mark such stock to the market (a "mark-to-market election"). If such an election is made, such U.S. Holder will not be subject to the special taxation rules of PFIC described above for the taxable years for which the mark-to-market election is made. A U.S. Holder who makes such an election will include in income for the taxable year an amount equal to the excess, if any, of the fair market value of the shares of the Company as of the close of such tax year over such U.S. Holder's adjusted basis in such shares. In addition, the U.S. Holder is allowed a deduction for the lesser of (i) the excess, if any, of such U.S. Holder's adjusted tax basis in the shares over the fair market value of such shares as of the close of the tax year, or (ii) the excess, if any of (A) the mark-to-market gains for the shares in the Company included by such U.S. Holder for prior tax years, including any amount which would have been included for any prior year but for Section 1291 interest on tax deferral rules discussed above with respect to a U.S. Holder, who has not made a timely QEF election during the year in which he holds (or is deemed to have held) shares in the Company and the Company is a PFIC ("Non-Electing U.S. Holder"), over (B) the mark-to-market losses for shares that were allowed as deductions for prior tax years. A U.S. Holder's adjusted tax basis in the shares of the Company will be increased or decreased to reflect the amount included or deducted as a result of mark-to-market election. A mark-to-market election will apply to the tax year for which the election is made and to all later tax years, unless the PFIC stock ceases to be marketable or the IRS consents to the revocation of the election.

The IRS has issued proposed regulations that would treat as taxable certain transfers of PFIC stock by a Non-Electing U.S. Holder that are not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. In such cases, the basis of the Company's shares in the hands of the transferee and the basis of any property received in the exchange for those shares would be increased by the amount of gain recognized. A U.S. Holder who has made a timely QEF election (as discussed herein) will not be taxed on certain transfers of PFIC stock, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. The transferee's basis in this case will depend on the manner of the transfer. The specific tax effect to the U.S. Holder and the transferee may vary based on the manner in which the shares of the Company are transferred. Each U.S. Holder is urged to consult a tax advisor with respect to how the PFIC rules affect their tax situation.

The PFIC and QEF election rules are complex. U.S. Holders are urged to consult a tax advisor regarding the availability and procedure for making the QEF election as well as the applicable method for recognizing gains or earnings and profits under the foregoing rules.

Controlled Foreign Corporation. If more than 50% of the voting power of all classes of stock or the total value of the stock of the Company is owned, directly or indirectly, by citizens or residents of the United States, United States domestic partnerships and corporations or estates or trusts other than foreign estates or trusts, each of whom own 10% or more of the total combined voting power of all classes of stock of the Company ( "United States shareholder"), the Company could be treated as a "controlled foreign corporation" under Subpart F of the Code. This classification would effect many complex results including the required inclusion by such United States shareholders in income of their pro rata share of "Subpart F income"
(as specially defined by the Code) of the Company. Subpart F requires current inclusions in the income of United States shareholders to the extent of a controlled foreign corporation's accumulated earnings invested in "excess passive" assets (as defined by the Code). In addition, under Section 1248 of the Code, a gain from the sale or exchange of shares by a U.S. Holder who is or was a United States shareholder at any time during the five year period ending with the sale or exchange is treated as ordinary dividend income to the extent of earnings and profits of the Company attributable to the stock sold or exchanged. Because of the complexity of Subpart F, and because it is not clear that Subpart F would apply to the U.S. Holders of shares of the Company, a more detailed review of these rules is outside of the scope of this discussion.

If the Company is both a PFIC and controlled foreign corporation, the company will not be treated as a PFIC with respect to United States shareholders of the controlled foreign corporation. This rule will be effective for taxable years of the Company ending with or within such taxable years of United States shareholders.

Summary

Management believes this discussion covers all material tax consequences. Nevertheless, this is not intended to be, nor should it be construed to be, legal or tax advice to any holder of common shares of the Company Holders and prospective holders are encouraged to consult their own tax advisers with respect to their particular circumstances.

LEGAL  MATTERS

Legal matters relating to the legality of issuance of shares, their transferability and assessability, will be passed upon by Canadian counsel, Alixe B. Cormic of Venture Law Corporation, Suite 618-688 West Hastings Street, Vancouver, BC., Canada V6B 1P1.

EXPERTS

Our financial statements as of December 31, 2002 and for the period from October 23, 2002 (inception) to December 31, 2002 are included in the prospectus in reliance on the report of Pannell Kerr Forster, Independent Chartered Accountants, issued upon the authority of Pannell Kerr Forster as experts in accounting and auditing.

INFORMATION  AVAILABLE  TO  THE  PUBLIC

We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act with respect to the shares offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, and the exhibits and schedules thereto. You should refer to the registration statement for further information. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or document.

Upon declaration by the Securities and Exchange Commission of the effectiveness of the registration statement, we will become subject to the periodic reporting and other informational requirements of the United States Securities Exchange Act of 1934, as amended. Under the United States Securities Exchange Act of 1934, as amended, we will be required to file reports and other information with the Securities and Exchange Commission. Copies of the registration statement, its accompanying exhibits, as well as such reports and other information, when so filed, may be inspected without charge and may be obtained at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information regarding the Washington, D.C. Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. As a foreign private issuer, we are exempt from the rules under the United States Securities Exchange Act of 1934, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We will furnish our shareholders with our annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with accounting principles generally accepted in the United States. We will also furnish our shareholders with our semi-annual or quarterly reports submitted to the Securities and Exchange Commission or NASD.

PENN  BIOTECH  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

Financial  Statements
December  31,  2002

(U.S.  Dollars)

INDEX                                                                  PAGE

REPORT  OF  INDEPENDENT  CHARTERED  ACCOUNTANTS  TO  THE  DIRECTORS

FINANCIAL  STATEMENTS

Balance  Sheet                                                           31

Statement  of  Operations                                                32

Statement  of  Cash  Flows                                               33

Statement  of  Shareholders'  Equity (Deficiency)                        34

Notes  to  Financial  Statements                                         35

REPORT  OF  INDEPENDENT  CHARTERED  ACCOUNTANTS

TO  THE  BOARD  OF  DIRECTORS
OF  PENN  BIOTECH  INC.
(A  Development  Stage  Company)

We have audited the balance sheet of Penn Biotech Inc. (A Development Stage Company) as at December 31, 2002 and the statement of operations, cash flows and shareholders' equity for the period from incorporation on October 23, 2002 to December 31, 2002. These financial statements are the responsibilities of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly in all material respects, the financial position of the Company as at December 31, 2002 and the results of its operations and its cash flows for the period referred to above in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has had no operations and has no established sources of revenue and needs additional financing in order to complete its business plan. This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustment that might result from the outcome of this uncertainty.

// Pannell  Kerr  Forster //
Chartered  Accountants

Vancouver,  Canada
January 31, 2003, except as to notes 2(c)(d)(e) and 4 which is as of March 26, 2003 and note 6 which is as of November 5, 2003




PENN BIOTECH INC.
-----------------
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2002
(US DOLLARS)

ASSETS

CURRENT
      Cash                                                            $  33,909
                                                                       ---------

INTANGIBLE ASSETS (note 3)                                               25,580
                                                                       ---------
                                                                      $  59,489

  LIABILITIES

CURRENT
      Accounts payable and accrued liabilities (note 4)               $  25,580
      Due to shareholder                                                 24,404
      Due to related party                                                8,986
          Note Payable (note 4)                                          16,734
                                                                     -----------
                                                                         75,704
                                                                      ----------

  CONTINGENCIES - NOTE 6

  SHAREHOLDERS' EQUITY (DEFICIENCY)

    CAPITAL STOCK
      Authorized
      100,000,000 Common shares without par value
      Issued
      15,000,000 Common shares                                            9,508

    OTHER COMPREHENSIVE INCOME                                              120
    DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                    (25,843)
                                                                      ----------
                                                                        (16,215)
                                                                      ----------
                                                                     $   59,489
                                                                      ----------




See  notes  to  the  financial  statements.



PENN BIOTECH INC.
-----------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCORPORATION ON OCTOBER 23, 2002 TO DECEMBER 31, 2002
(US DOLLARS)


EXPENSES
    Start up costs                    $     13,628
    Travel                                   9,031
    Accounting and legal                     3,184

  NET LOSS FOR PERIOD                  $   (25,843)

  BASIC LOSS PER SHARE                       (0.12)

  WEIGHTED AVERAGE NUMBER OF SHARES
     OUTSTANDING                           217,391

See notes to the financial statements




PENN BIOTECH INC.
-----------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCORPORATION ON OCTOBER 23, 2002 TO DECEMBER 31, 2002
(US DOLLARS)


OPERATING ACTIVITIES
    Net Loss                                                              $     (25,843)
  CHANGES IN NON-CASH WORKING CAPITAL
    Accounts payable and accrued liabilities                                     25,580

  CASH USED IN OPERATING ACTIVITIES                                                (263)

  INVESTING ACTIVITIES
    Investment in license and other                                             (25,580)

  FINANCING ACTIVITIES
    Issuance of common shares for cash            $     9,508
    Advance from shareholder                           24,404
    Due to related party                                8,986
    Note payable (note 4)                               16,734                    59,632
  EFFECT OF FOREIGN CURRENCY TRANSLATION                                            120

  INFLOW OF CASH, END OF PERIOD                                           $      33,909

see notes to the financial statements



PENN BIOTECH INC.
-----------------
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
FOR THE PERIOD FROM INCORPORATION ON OCTOBER 23, 2002 TO DECEMBER 31, 2002
(US DOLLARS)

                                Per Share                        Common Shares                   Other                Shareholders'
                                                               -----------------                 Comprehensive        Equity
                                Amount       Consideration     Number     Amount     Deficit     Income              (Deficiency)
Shares Issued
    December 31, 2002           0.001        Cash           15,000,000    $   9,508                                   $    9,508
  Other Comprehensive Income                                                                             120                 120
  Net Loss for Period                                                               $(25,843)                            (25,843)
                                ---------    -------------  ----------    --------- ---------    -------------        -----------
Balance,
    December 31, 2002                                       15,000,000    $   9,508  (25,843)       $    120          $  (16,215)







See  notes  to  the  financial  statements.

PENN  BIOTECH  INC.
(A  Development  Stage  Company)
Notes  to  Financial  Statements
Period  ended  December  31,  2002
(US  Dollars)


1.  NATURE  OF  OPERATIONS

The Company was incorporated October 23, 2002 under the Canada Business Corporation Act. Planned principal operations have not commenced and most of the Company's efforts have been devoted to financial planning, raising capital and developing a business plan. There has been no revenue generated to December 31, 2002. The Company's principal business activities are intended to be the production and commercialization of high quality seed potatoes for the Canadian potato industry.

2.  SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Basis  of  presentation

          The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars for the convenience of the readers.

     (b)  Currency  translation

          Amounts recorded in Canadian dollars, the functional currency of the Company, are translated into United States dollars as follows:

     (c)  Revenue recognition
          The Company recognizes revenue when pervasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is assured. This policy is in compliance with SAB 101. Product and commodity revenues are recognized, net of trade discounts and allowances, upon shipment and when all significant contractual obligations have been satisfied and collection is reasonably assured. Service fees are recognized ratably over the contractual period or when rendered in accordance with all terms and conditions of customer contracts, upon acceptance by the customer, and when collection is reasonably assured.

      (d)  Amortization

          The Company will amortize the cost of the license fee (note 3) over its useful life of ten years, commencing in 2003.

     (e)  License fee

          The percentage of net sales payable under the license agreement (note 3) will be accrued annually on the basis of annual net sales, starting from the year of revenue generation.

     (f)  Comprehensive income (loss)

          Other comprehensive income (loss) includes revenues and expenses and unrealized gains and losses that under accounting principles generally accepted in the United States of America are excluded from net income
          (loss) and are recorded directly as an adjustment to shareholders' equity, net of tax. When the unrealized gains and losses are realized they are reclassified from other comprehensive income and included in net income. The Company's other comprehensive income (loss) is composed of unrealized gains and losses from foreign currency translation adjustments.


3.  INTANGIBLE  ASSET

By agreement dated December 27, 2002, the Company acquired the exclusive right to use the Mass Production of Artificial Seed Potatoes (seed tubers) Technology from Korea Research Institute of Bioscience and Biotechnology. The technology may be used to produce seed tubers for ten years in Korea, China and Canada at a cost of 1 % of annual net sales revenue which are payable within four months from the year end upon the commencement of revenue generation. A one-time licensing fee of KRW 30,000,000 (U.S. $25,354) was payable under the agreement ($8,620; paid). A patent has been applied for in Canada, China, and Korea by the developer of the technology. The expiry dates of the patent, use of which is acquired under the license agreement are as follows.

Applied Country                  Application No.                   Expiry Date
CANADA                           2011230                           03-01-2010
KORE                             89-003009                         03-11-2010
CHINA                            ZL90101337.4                      03-10-2010


4. NOTE PAYABLE

The  note  payable  to Korea  Research Institute of Bioscience and Biotechnology
("KRIBB") for the license agreement (note 3) is payable in two equal installments within 6 months and 12 months from December 27, 2002. In the event of non-payment, the license agreement is subject to cancellation.

5.  COMPREHENSIVE  LOSS

                                          Period from
                                      October 23, 2002 to
                                       December 31, 2002
                                      -------------------

Net  loss                             $          (25,843)
Other  Comprehensive
     Income                                          120
Comprehensive  loss                   $          (25,723)

6. SUBSEQUENT EVENTS AND CONTINGENCIES

The Company is in the process of filing a form F-1 Registration Statement with the Securities and Exchange Commission to register for sale 4,000,000 shares of common stock presently held by shareholders.

The Company may be in violation of Sections 12 (1) and 15 of the Securities Act of 1933, Section 10(b) (5) of the Securities and Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002 in our registration statement on Form F-1 which was declared effective by the United States Securities and Exchange Commission on May 27, 2003. Penalties for such violations may include revoking the order declaring the registration statement effective, rescission of the offering, or sanctions. There may also be joint and several liability of the control persons.

                             Outside Back Cover Page

PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

The selling shareholders are not offering their shares where the offer is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until_______ , 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II
INFORMATION  NOT  REQUIRED  IN  PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated expenses payable by the Registrant in connection with the offering described in the Registration Statement (all amounts are estimated including the SEC registration fee):



        ITEM                        AMOUNT ($)
        ====                        ==========
SEC Registration Fee                US$  40.00
--------------------                ----------
EDGAR Filing Expenses               $ 2,000.00
---------------------               ----------
Transfer Agent Fees                 $ 1,500.00
-------------------                 ----------
Legal Fees                          $ 8,000.00
----------                          ----------
Accounting Fees                     $ 4,000.00
---------------                     ----------
Printing Costs                      $ 3,000.00
--------------                      ----------
Miscellaneous                       $ 3,680.00
-------------                       ----------
TOTAL                               $22,220.00
----------------                    ----------

ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
There is no current provision for the indemnification of the officers and directors of PBI pursuant to their involvement with the offering of this prospectus.

ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES
Set forth below is information regarding the sales and issuances of our securities without registration since inception, October 23, 2002.

1. Pursuant  to  a  subscription  agreement  dated  October  23, 2002, we issued
15,000,000 shares of our common stock to Jai Woo Lee for $9,508.00. Subsequently, Mr. Lee transferred 6,000,000 shares to Inzi Display Co., Ltd., 1,400,000 shares to Seung Hee Oh, 1,300,000 shares to Sun Joo Choi, 1,300,000 shares to Hye Sook Hyun and 1,000,000 shares to Sun Lee for the consideration of $12,000, $2,800, $2,600, $2,600, and $2,000, respectively. The selling shareholders in this prospectus include Seung Hee Oh, Sun Joo Choi and Hye Sook Hyun who each received shares of common stock in connection with the transfer of the shares according to a transfer resolution by the directors of PBI. All of the securities described above were offered and issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES
The  following  Exhibits  are  attached  to  this  registration  statement:

3.1     Memorandum*
3.2     Articles  of  Incorporation (equivalent to bylaws)*
4.1     Subscription Agreement*
5.1     Opinion  of  Law  offices  of  Alixe  B.  Cormick
10.1    License agreement between Penn Biotech Inc. and Korea*
        Research Institute of  Bioscience  and  Biotechnology
10.2    Agreement for Consulting Services between PBI and Penn Capital Canada
        Ltd. *
23.1    Consent  of  Pannell  Kerr  Forster,  Independent  Accountants

*Previously filed

ITEM  17.  UNDERTAKINGS

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement

a) Include any prospectus required by Section 10(a)3) of the Securities
    Act;

b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (Sec.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Sec.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in item 14, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on November 10, 2003.


                                                               PENN BIOTECH INC.
                                                                 /s/ Jai Woo Lee
                                                               NAME: JAI WOO LEE
                                                 Title: President,CEO and acting
                                                         Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 10, 2003.

                                                             SIGNATURE AND TITLE

                                                                 /s/ Jai Woo Lee
                                                                 ---------------
                                                                     JAI WOO LEE
                                             Director, President, CEO and Acitng
                                                         Chief Financial Officer
                                                               /s/ Hye Kyung Kim
                                                               -----------------
                                                                   HYE KYUNG KIM
                                                          Director and Secretary

                                                              /s/ Craig Auringer
                                                              ------------------
                                                                  CRAIG AURINGER
                                                                        Director


SIGNATURE  OF  AUTHORIZED  REPRESENTATIVE  OF  THE  REGISTRANT
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America PENN BIOTECH INC. has signed this amended Registration Statement or amendment thereto in the City of Vancouver, Province of British Columbia, on
on November 10, 2003
/s/  Hyun  J.  You:
NAME:  HYUN  J.  YOU
TITLE:  MANAGING  DIRECTOR
Target Group

                                  EXHIBIT INDEX

EXHIBIT  NO.     DESCRIPTION
------------    ------------

3.1              Memorandum*
3.2              Articles  of  Incorporation (equivalent to bylaws)*
4.1              Subscription Agreement*
5.1              Opinion  of  Law  offices  of  Alixe  B.  Cormick*
10.1 License agreement between Penn Biotech Inc. and Korea Research* Institute of Bioscience and Biotechnology*
10.2             Agreement for Consulting Services between PBI and Penn Capital
                 Canada Ltd. *
23.1             Consent  of  Pannell  Kerr  Forster,  Independent  Accountants

*Previously filed